                                                                     Exhibit 4.1
                                                                     -----------
                                                Profit Sharing Plan of NVR, Inc.
                                                        and Affiliated Companies






                              PROFIT SHARING PLAN
                                      OF
                                   NVR, INC.
                                      AND
                             AFFILIATED COMPANIES

                               TABLE OF CONTENTS
           PROFIT SHARING PLAN OF NVR, INC. AND AFFILIATED COMPANIES

                                                                                                       Page
                                                                                                       ----
1.     DFINITIONS........................................................................................1
2.     MEMBERSHIP........................................................................................6
       2.1. Eligibility..................................................................................6
       2.2. Notice.......................................................................................6
       2.3. Reemployment.................................................................................7
3.     CONTRIBUTIONS.....................................................................................7
       3.1. Employer Contributions.......................................................................7
       3.2. Form and Time of Contribution................................................................7
       3.3. Rollover Contributions and Accounts..........................................................7
4.     MEMBER'S ACCOUNTS.................................................................................8
       4.1. Allocation of Employer Contributions.........................................................8
       4.2. Allocation of Income, Gains and Losses.......................................................8
       4.3. Allocation of Forfeitures....................................................................9
       4.4. Reinstatement of Forfeiture..................................................................9
       4.5. Optional Member Directed Accounts............................................................10
       4.6. Voluntary Contribution Account...............................................................10
       4.7. Voluntary Salary Deferment Contribution Account..............................................10
       4.8. General Limitation on Additions to Accounts..................................................10
       4.9. Distribution of Voluntary Contribution Account...............................................11
       4.10. NVR Stock Fund..............................................................................11
       4.11. Nondeductible Voluntary Contributions.......................................................12
5.     VOLUNTARY SALARY DEFERMENT CONTRIBUTIONS..........................................................12
       5.1. Eligibility to Make Voluntary Salary Deferment Contributions.................................12
       5.2. Amount of Voluntary Salary Deferment Contributions...........................................12
       5.3. Payroll Deductions...........................................................................13
       5.4. Vesting of Voluntary Contributions...........................................................13
       5.5. Allocation of Income.........................................................................13
       5.6. In-Service Distributions of Voluntary Salary Deferment Contributions.........................13
       5.7. Treatment as Employer Contributions..........................................................14
       5.8. Loans........................................................................................14
       5.9. Return of Voluntary Salary Deferment Contributions...........................................14
       5.10. Special Rules Regarding the Actual Deferral Percentage Test.................................15
       5.11. Investment of Voluntary Salary Deferment Contributions......................................15
       5.12. Limitation on Voluntary Salary Deferment Contributions......................................15
       5.13. Distribution of Excess Deferrals............................................................16
       5.14. Taxation of Excess Deferrals................................................................16
       5.15. Taxation of Distribution of Excess Deferral.................................................16
       5.16. Avoidance of Disqualification...............................................................16
       5.17. Distribution of Excess Contributions........................................................17
       5.18. Excise Tax..................................................................................17
       5.19. Matching Contributions......................................................................17
       5.20. Qualified Matching Contributions............................................................17
       5.21. Discrimination Test for Matching Contributions..............................................18
       5.22. Special Rules Regarding the ACP Test........................................................18
       5.23. Distributions of Excess Aggregate Contributions.............................................18
6.     DISTRIBUTION OF BENEFITS..........................................................................19
       6.1. Retirement; Form of Benefits.................................................................19
       6.2. Disability Retirement........................................................................21
       6.3. Vesting......................................................................................21
       6.4. Computation of Years of Service for Vesting Purposes.........................................22

       6.5. Death Benefits...............................................................................22
       6.6. Discharge for Cause..........................................................................22
       6.7. Withdrawal of Additional Contribution........................................................23
       6.8. In-Service Distributions of Employer Contributions...........................................23
       6.9 Distributions to Alternate Payees.............................................................23
7.     LOANS.............................................................................................25
       7.1. Authorization of Loans.......................................................................25
       7.2. Minimum Requirements for Loans...............................................................25
8.     PROFIT SHARING COMMITTEE..........................................................................26
       8.1. Membership...................................................................................26
       8.2. Majority Vote................................................................................27
       8.3. Chairman, Secretary, Signature...............................................................27
       8.4. Regulations, Records.........................................................................27
       8.5. Powers and Duties............................................................................27
       8.6. Direction of Investments.....................................................................28
       8.7. Appointment of Agents........................................................................28
       8.8. Expenses.....................................................................................28
       8.9. Member Not to Vote on Own Participation......................................................28
       8.10. Employers to Furnish Information............................................................29
       8.11. Indemnification.............................................................................29
       8.12. Claims Procedure............................................................................29
9.     TRUSTEE AND TRUST FUND............................................................................29
       9.1. Trustee......................................................................................29
       9.2. Trust Fund...................................................................................29
       9.3. Statement of Accounts........................................................................30
       9.4. Records......................................................................................30
       9.5. Expenses and Compensation....................................................................30
       9.6. Removal, Resignation, Successors.............................................................30
10.    AMENDMENT, TERMINATION AND TRANSFER OF ASSETS.....................................................30
       10.1. Not a Contractual Obligation................................................................30
       10.2. Amendment and Termination...................................................................30
       10.3. Additional Employers........................................................................31
       10.4. Successor Entity............................................................................31
       10.5. Transfer of Plan Assets.....................................................................31
11.    TOP HEAVY PROVISIONS..............................................................................31
       11.1. Definitions.................................................................................31
       11.2. Top Heavy Plan Year Vesting.................................................................33
       11.3. Top Heavy Plan Year Contribution............................................................33
12.    MISCELLANEOUS.....................................................................................33
       12.1. Prohibition of Alienation and Assignments...................................................33
       12.2. No Rights Other Than as Provided............................................................33
       12.3. Delegation of Employer Authority............................................................34
       12.4. Allocation of Responsibility................................................................34
       12.5. Rights of Prior Employees...................................................................34
       12.6. Headings....................................................................................34
       12.7. Governing Law...............................................................................35
       12.8. Gender and Number...........................................................................35
       12.9. Cy Pres.....................................................................................35
       12.10. Internal Revenue Service Approval..........................................................35
       12.11. Satisfaction of Claims.....................................................................35
       12.12. Prohibition Against Diversion of Funds.....................................................35
       12.13. Counterparts...............................................................................35
       12.14. Prohibition Against Reversion of Funds.....................................................36
       12.15 Facility of Payment.........................................................................36
       12.16 Interpretation..............................................................................36

1.            DEFINITIONS

     In this Plan the initially capitalized words shall have the following meanings unless the context clearly requires otherwise:

     "Account" means a Member's interest in the Trust Fund at any pertinent time. Account includes, individually and collectively, a Member's Noncontributory Account, Voluntary Salary Deferment Contribution Account, Matching Contribution Account, Qualified Matching Contribution Account, Nondeductible Voluntary Contribution Account, Voluntary Contribution Account, and Rollover Account, if any.

     "Active Member" means any Member who is currently performing services for an Employer.

     "Actual Deferral Percentage" means the average of the ratios, calculated separately for each Eligible Employee, of the amount of Voluntary Salary Deferment Contributions paid under the Plan on behalf of each such Eligible Employee during the Plan Year, to such Eligible Employee's compensation during such Plan Year. For purposes of determining the ratios for Eligible Employees, the Employer may choose to count only the compensation received by Eligible Employees during the portion of the Plan Year in which they are eligible to make Voluntary Salary Deferment Contributions. In any event, the Employer must determine compensation in a uniform manner. Also, for purposes of determining such ratios, "compensation" is determined in accordance with Code Section 414(s).

     "Additional Contributions" shall mean the discretionary contributions made under Section 3.1. of the Plan as it existed on December 31, 1988.

     "Affiliated Company" means a member of a controlled group of corporations of which any Employer is a member or an unincorporated trade or business or affiliated service group which is under common control with any Employer as determined in accordance with Code Sections 414(b), 414(c) and 414(m) and regulations issued thereunder or any other entity required to be aggregated with an Employer pursuant to Code Section 414(o) and the regulations promulgated thereunder.

     "Authorized Leave of Absence" means any absence authorized by an Employer under its standard personnel practices, provided that all Employees are treated alike in the authorization of absences and that the Employee returns within the period of authorized absence. The following shall automatically be deemed to constitute an Authorized Leave of Absence:

     (a) Suspension or temporary layoff for a period of 120 days or less followed by return to work within 30 days after recall to employment.

     (b) Disability, causing an absence, followed by resumption of employment within 30 days after the termination of such disability.

     (c) Absence due to the operation of any compulsory military service law or due to enlistment in lieu of the operation of any compulsory military service law which requires service in the armed forces of the United States, or service in the armed forces of any nation allied with the United States during a time of national emergency, provided that the Employee does not voluntarily reenlist and return to the employ of the Employer within the time during which employment rights are guaranteed by law.

     "Average Contribution Percentage or ACP" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Employees in a group.

     "Beneficiary" means the person or persons or trust or estate designated by a Member to receive any death benefit which may be payable under this Plan, or if no effective designation of Beneficiary is in effect upon his death, the persons determined under Section 6.5 of this Plan. A Member who is married and who wishes to designate a primary Beneficiary other than his spouse shall furnish the written consent of his spouse thereto in such form as may be required by the Committee. This spousal consent must be acknowledged by a notary public and unless otherwise specified by law or regulation, the designation of a nonspousal Beneficiary shall be ineffectual absent such notarized consent.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means the Profit Sharing Committee appointed by the Board of Directors of the Company to act on behalf of the Company in Administering the Plan as provided in Article 8.

            "Company" means Ryan Homes, Inc. and its Successors. Effective October 1, 1993, Company shall mean NVR, Inc. and its successors.

            "Compensation" means gross compensation paid during a Plan Year and shall include all salary, bonuses, wages, Voluntary Salary Deferment Contributions, Nondeductible Voluntary Contributions, salary reduction contributions made to the NVR, Inc. Flexible Benefit Plan (or successor plan), overtime and commissions paid to a Member by an Employer, but shall not include fees and reimbursements, noncash trips or prizes, credits and benefits under this Plan (other than Voluntary Salary Deferment Contributions and Nondeductible Voluntary Contributions), any excess contributions made under this Plan which are returned to a Member pursuant to Section 4.8.(d), or amounts contributed by an Employer to any employee pension, welfare, or health insurance plan, or any taxable income to a Member attributable to any present or future stock or deferred compensation plans. In the case of a Member whose Employment Date is on or after July 2, "Compensation" for the Plan Year in which he first qualifies for membership under Section 2.1. shall include gross compensation paid to such Member by one or more of the Employers for the period commencing with his Employment Date and ending on December 31 of such Plan Year in which he first qualifies for membership. For Plan Years commencing after December 31, 1988, a Member's Compensation in excess of $200,000 will not be taken into account. The $200,000 limit shall be adjusted as permitted under Code Section 415(d). For Plan Years commencing after December 31, 1993, a Member's Compensation in excess of $150,000 will not be taken into account. The $150,000 limit shall be adjusted as permitted under Code Section 401(a)(17)(B).

            "Contribution Percentage" shall mean the ratios (expressed as a percentage) of the Eligible Employee's Contribution Percentage Amounts over the Eligible Employee's compensation during the Plan Year. For purposes of determining the ratios for Eligible Employees, the Employer may choose to count only the compensation received by Eligible Employees during the portion of the Plan Year in which they are eligible to make Voluntary Salary Deferment Contributions or Nondeductible Voluntary Contributions. In any event, the Employer must determine compensation in a uniform manner. Also, for purposes of determining such ratios, "compensation" is determined in accordance with Code
Section 414(s).

            "Contribution Percentage Amounts" shall mean the sum of the Matching Contributions and Nondeductible Voluntary Contributions under the Plan on behalf of the Members for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Member's Account, which shall be taken into account in the year in which such forfeiture is allocated. An Employer may elect to include Voluntary Salary Deferment Contribution and Qualified Matching Contributions in the Contribution Percentage Amounts.

            "Covered Compensation" means Compensation adjusted to exclude Voluntary Salary Deferment Contributions and salary reduction contributions made to the NVR, Inc. Flexible Benefit Plan (or successor plan).

            "Early Retirement Date" means the Member's fifty-fifth (55th) birthday.

            "Effective Date" means January 1, 1996, the date on which the provisions of this amended and restated Plan are effective.

            "Eligible Employee" means any Employee who is entitled to participate in the cash and deferred portion of the Plan pursuant to Section 6.9 of Article 5.

            "Employee" means any person who customarily receives remuneration for personal services rendered to an Employer or who would receive such remuneration except for an Authorized Leave of Absence. Any person who is a "leased employee" of an Employer (within the meaning of Code Section 414(n)) shall not be considered to be an Employee.

            "Employer" means the Company, its respective successors, and each other corporation which has adopted this Plan for the benefit of its Employees in the manner set forth in Section 10.3.

            "Employer Contributions" means the aggregate amounts contributed by an Employer to the Trust Fund on behalf of a Member pursuant to Article 3.

            "Employment Date" means the first day an Employee completes one Hour of Service for an Employer following employment or reemployment.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            "Excess Contribution" shall mean the amount of any deferral which exceeds the allowable deferral under Section 5.9

            "Excess Aggregate Contributions" shall mean the excess of the aggregate Contribution Percentage Amounts taken into account in computing the ACP of Highly Compensated Employees for the Plan Year over the maximum amount of contributions permitted by the ACP Test (determined by reducing contributions made on behalf of Highly Compensated Employees, in order of the ACPs beginning with the highest of such percentages). The determination of Excess Aggregate Contributions shall be made after first determining Excess Deferrals pursuant to
Section 5.11 then determining Excess Contributions pursuant to Section 5.20.

            "Excess Deferral" shall mean an Eligible Employee's Voluntary Salary Deferment Contribution in excess of $7,000 (as adjusted).

            "Family Member" shall mean an individual described in Code Section 414(q)(6)(B).

            "Five Percent Owner" shall mean a Member who owns more than five percent (5%) of the voting rights or value of any Affiliated Company. The Committee shall determine which Members are Five Percent Owners in accordance with Code Section 416(i)(1)(B)(i) and the regulations thereunder.

            "Forfeiture" means the portion of a Member's Noncontributory Account which is forfeited due to termination of employment before full vesting.

            "Highly Compensated Eligible Employee" shall mean any Eligible Employee who is classified as a Highly Compensated Employee.

            "Highly Compensated Employee" means an employee who during the Plan Year or the preceding year: (1) was at any time a Five Percent Owner; (2) earned more than $75,000 (or such amount as may be determined in the future by applicable index) in Covered Compensation; (3) earned more than $50,000 (or such amount as may be determined in the future by applicable index) in Covered Compensation and was a member of the top-paid group of employees (i.e., the top
                                                                  ----
20 percent of employees by pay during the same year); or (4) was an officer receiving Covered Compensation in excess of 50 percent of the amount in effect under Code Section 415(b)(1)(A). If for any year no officer of the Employer received Covered Compensation in excess of this level, the highest paid officer of the Employer is treated as a Highly Compensated Employee. The term "Highly Compensated Employee" shall also include a former Employee who had a separation year prior to the determination year and who was a highly compensated active Employee for either (1) such Employee's separation year or (2) any determination year ending on or after the Employee's 55th birthday. For purposes of this definition, a separation year is the year the Employee separates from service with the Company. With respect to a former Employee who separated from service with the Company before January 1, 1987, such former Employee will be treated as a Highly Compensated Employee only if the former Employee was a Five Percent Owner or received Covered Compensation in excess of $50,000 during (1) the former Employee's separation year (or the year preceding such separation year) or (2) any year ending on or after such former Employee's 55th birthday (or the last year before such Employee's 55th birthday). In addition to the above, a Family Member shall not be considered a separate Employee and any Covered Compensation paid to such Family Member shall be treated as if paid to the Five Percent Owner or Highly Compensated Employee. The Committee shall determine which employees of the Affiliated Companies are Highly Compensated Employees in accordance with Code Section 414(q) and regulations thereunder. For purposes of determining whether an Employee is a Highly Compensated Employee during the preceding year, the Company may elect, pursuant to regulations
(S)1.414(q)-IT Q&A 14(b), to have the preceding year determined on the basis of the calendar year ending with or within the Plan Year.

            "Hour of Service" means each hour (1) for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer during a Plan Year (including periods of vacation, jury duty, sickness, disability or Authorized Leave of Absence for which an Employee is paid or entitled to payment), and (2) for which back pay (irrespective of mitigation of damages) has either been awarded or agreed to by an Employer; provided that hours shall not be credited under both (1) and (2) above. As an alternative to crediting Hours of Service on an hour for hour basis, Hours of Service may be credited to all Employees in a consistent manner at the rate of ten (10) hours per day if at least one Hour of Service would have been credited during that day. In any event, no more than 501 Hours of Service shall be credited under this Section on account of any single continuous period during which an Employee performs no duties, and no Hours of Service shall be credited if the payments are made or due either (a) under a Plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance law, or (b) to reimburse an Employee solely for medical or medically related expenses incurred by the Employee. Except as specifically provided herein, Hours of Service shall be credited as provided in Department of Labor Regulation Section 2530.200b-2. The provisions of the Department of Labor Regulation Sections 2530.200b-2(b) and (c) are incorporated herein by reference.

            Any Employee who (i) is absent from work by reason of pregnancy, birth of a child, placement of a child in connection with the adoption by the Employee of such a child or for purposes of caring for such a child during the period beginning immediately upon such birth or placement, (ii) does not otherwise receive credit for such period under the preceding paragraph, and
(iii) furnishes the Committee in a timely manner with a written statement of the number of days of absence and that such absence was for a purpose described above shall receive credit for the number of hours which normally would have been credited to such individual but for such absence, or in the event that the Committee is unable to determine such number of hours, 8 hours of service per day of absence; provided, that the number of hours credited by reason of any such birth or placement shall not exceed 501. Hours of Service to be credited pursuant to this paragraph shall be credited to the year in which the absence begins, if the Employee would be prevented from incurring a One Year Break in Service in such year solely because of the crediting of the hours attributable to such absence or, in any other case, to the immediately succeeding year.

            "Matching Contribution" shall mean a contribution to the Plan made by an Employer for the Plan Year and allocated to an Eligible Employee's Account by reason of the Eligible Employee's Voluntary Salary Deferment Contribution.

            "Matching Contribution Account" shall mean the Account used to record the Eligible Employee's interest in the Plan attributable to an Employer's Matching Contribution.

            "Member" means any Employee or former Employee who is participating in this Plan or has any interest in the Trust Fund. For purposes of Sections 3.1., 4.1. and 4.3., "Member" means any Member who during that Plan Year in the aggregate for one or more Employers, completed 1,000 Hours of Service and is employed by an Employer on the last day of the Plan Year or, if terminated prior to the end of said Plan Year, such termination is due to death, disability or retirement.

            "Noncontributory Account" means the account maintained for a Member to record his share of Employer Contributions and Forfeitures, and adjustments relating thereto.

            "Nondeductible Voluntary Contribution" shall mean a contribution to the Plan made by an Eligible Employee as provided in Section 4.11.

            "Nondeductible Voluntary Contribution Account" shall mean the Account used to record an Eligible Employee's interest in the Plan attributable to the Eligible Employee's Nondeductible Voluntary Contribution.

            "Non-Highly Compensated Eligible Employee" shall mean any Eligible Employee who is not a Highly Compensated Employee.

            "Non-Highly Compensated Employee" shall mean an Employee of the Company who is neither a Highly Compensated Employee nor a Family Member.

            "One Percent Owner" shall mean a Member who owns more than one percent (1%) of any Affiliated Company. The Committee shall determine which Members are One Percent Owners in accordance with Code Section 416(i)(1)(B)(ii) and the regulations thereunder.

            "One-Year Break in Service" means any Plan Year during which an Employee completes fewer than 500 Hours of service.

            "Plan" means the Profit Sharing Plan of NVR L.P. and Affiliated Companies, consisting of this document, as now in effect or hereafter amended from time to time. Effective October 1, 1993, the Plan shall mean the Profit Sharing Plan of NVR, Inc. and Affiliated Companies.

            "Plan Year" means each 12-month period commencing January 1, and ending December 31.

            "Profits" means an Employer's net income or profits for any Plan Year without any deduction for taxes or for contributions made by an Employer under this Plan.

            "Qualified Investment Manager" means any legal entity that (1) is either (a) registered as an Investment Adviser under the Investment Advisers Act of 1940 (the "Act"), or (b) a bank as defined in the Act, or (c) an insurance company qualified to manage, acquire and dispose of Plan assets in more than one state; (2) acknowledges in writing that it is a fiduciary with respect to the Plan; and (3) is granted the power by the Committee to manage, acquire or dispose of any asset of the Trust Fund.

            "Qualified Matching Contributions" shall mean Matching Contributions which are subject to the distribution and nonforfeiture requirements under Code
Section 401(k) when made and are designated as such by an Employer.

            "Qualified Matching Contribution Account" shall mean the Account used to record the Eligible employee's interest in the Plan attributable to Qualified Matching Contributions.

            "Retirement Date" means the Member's sixtieth (60th) birthday.

            "Rollover Account" means a Member's account pursuant to Section 3.3.

            "Rollover Contribution" means a contribution made by a Member pursuant to Section 3.3.

            "Service" means for purposes of determining eligibility, vesting or accrual computation periods, all Service of the Employee with the Employer.

            Notwithstanding the above, special Service rules apply to former Employees of Ryan Homes, Inc. or an affiliate. These rules are as follows: (1) former Ryan Homes, Inc. Employees who have incurred a five (5) year break in service, and who did not directly or immediately go to work for NVHomes L.P. or an affiliate will have their Employment Commencement Date at NVHomes L.P. or an affiliate used for eligibility and vesting purposes; (2) Employees who went directly to work for NVHomes L.P. or an affiliate will have their original Employment Commencement Date with Ryan Homes, Inc. or an affiliate used for vesting purposes; and (3) former Ryan Homes, Inc. Employees who did not incur a five (5) year break in service, and who did not either directly or immediately go to work for NVHomes L.P. or an affiliate, will have their Service with Ryan Homes, Inc. or an affiliate and NVHomes L.P. or an affiliate combined for purposes of vesting and eligibility.

            "Trust" means the Trust maintained in accordance with the Trust Agreement, as it may be amended from time to time.

            "Trust Agreement" means the Trust Agreement for the Profit Sharing Plan of NVR, Inc. and Affiliated Companies, entered into effective as of January 1, 1984, by the Employers with Pittsburgh National Bank, as Trustee, or as the same may hereafter be further amended from time to time.

            "Trust Fund" means all funds received by the Trustee under the Trust Agreement, together with all income and gains thereon, as the same may be held or invested from time to time, including money, securities, and other properties, tangible and intangible, held by the Trustee, less any payment made by the Trustee as authorized under the Trust Agreement and any losses thereto.

            "Trustee" means the trustee under the Trust Agreement and its successors in trust selected by the Board of Directors of the Company.

            "Valuation Date" means the last day of each month of each Plan Year.

            "Voluntary Contribution Account" means the account used to record a Member's voluntary contributions as provided in Section 4.6.

            "Voluntary Salary Deferment Contribution" means the amount contributed to the cash and deferred portion of the Plan, as set forth in
Article 5, by the Employer on behalf of an Eligible Employee in accordance with a salary reduction agreement between the Employer and such Eligible Employee.

            "Voluntary Salary Deferment Contribution Account" means the account used to record the Eligible Employee's fully vested interest in this Plan which is attributable to Voluntary Salary Deferment Contributions.

            "Year of Service" means any Plan Year in which an Employee has completed-at least 1,000 Hours of Service. For purposes of determining a Member's vested percentage under Section 6.3 hereof, a Member shall be considered as having completed a Year of Service for each period of 12 months elapsed since the date he first became a Member in the Plan (but not including any period which constitutes a One-Year Break in Service). In addition, a Member will be credited with Years of Service from his date of employment by an Affiliated Company. For purposes of eligibility to make Voluntary Salary Deferment Contributions to the Plan under Section 5.1 hereof, an Employee's initial Year of Service shall consist of the twelve-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer. Succeeding eligibility computation periods shall be based on the Plan Year.

2.                 MEMBERSHIP


            2.1.   Eligibility.

            Each Employee of one or more of the Employers who has been employed by one or more of the Employers for a period of six (6) full calendar months shall become a Member (as defined in Section 1.35 of Article 1) of the Plan, on the last day of said sixth (6th) full calendar month, effective retroactively to his Employment Date.

            2.2.   Notice.

            The Employer shall give written notice to every Employee, when and as he becomes a Member for the first time, of the existence of this Plan and of such Employee's participation therein. Such notice shall be given within such period and in such form as is required by law.

            2.3.   Reemployment.

            Following a One-Year Break in Service, an Employee who was a Member shall be entitled to again become a Member as of the date of reemployment.

3.                 CONTRIBUTIONS


            3.1.   Employer Contributions.

            Each Employer shall contribute with respect to its Members such amounts as the Board of Directors, in its sole discretion, may determine. In addition, and effective as of January 1, 1994, an Employer may declare a program of Matching Contributions and/or Qualified Matching Contributions. The amount of such Matching Contributions and/or Qualified Matching Contributions is discretionary with the Board of Directors, and is subject to change at any time and for any reason. The aggregate of all Employer contributions for all Employers shall not exceed the maximum amount allowable as a deduction for federal income tax purposes under Code Section 404. The Employer shall, notwithstanding any other provision of this Plan, make all contributions to the Plan without regard to its current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan is hereby designated as a profit sharing plan for purposes of Code Sections 401(a), 402, 412 and 417.

            3.2.   Form and Time of Contribution.

            Payments on account of the contributions due from any Employer for any year may be made in cash or in kind or in any other form authorized by the Board of Directors of the Company, and shall be made on or before the due date of the Employer's federal income tax return for that year including extensions.

            3.3.   Rollover Contributions and Accounts.

            Any Employee may, with the prior consent of the Committee and the Trustee, make a Rollover Contribution or a direct transfer from another qualified plan to the Trust Fund; provided that no direct transfer shall be permitted which directly or indirectly represents a distribution from a plan described in clauses (i) or (ii) of Code Section 401(a)(11)(B). Amounts transferred to the Trust Fund by an Employee shall constitute a Rollover Contribution if all of the following conditions are met:

            (a) The transfer is made on or before the sixtieth (60th) day following the Employee's receipt of a distribution from a plan which meets the requirements of Code Section 401(a), or if such distribution had previously been deposited in an Individual Retirement Account (as defined in Code Section 408), is made on or before the sixtieth (60th) day following his receipt of such distribution plus earnings thereon from the Individual Retirement Account; and

            (b) The distribution from such other plan qualifies as an eligible rollover distribution described in Code Section 402(c)(4); and

            (c) The amount transferred is reduced by the amount, if any, considered contributed by him in accordance with Code Section 402(d)(4)(D)(i) (i.e., after-tax contributions).
 ----

         All Rollover Contributions shall be credited for accounting purposes to a Rollover Account as of the next Valuation Date. An Employee's Rollover Account shall be accounted for separately from the Employee's Noncontributory Account, Voluntary Contribution Account, Nondeductible Voluntary Contribution Account, and Voluntary Salary Deferment Account, but it shall be entitled to its proportionate share of the income, gains, losses and expenses of the Trust Fund as provided in Section 4.2. At the election of the Employee, his Rollover Account may be invested as provided in Section 4.5 of the Plan. At the Employee's retirement, discharge, resignation, death or termination of service for other reasons, his Rollover Account shall be disbursed as provided in
Article VI of the Plan, or, at the Employee's request, be transferred along with such other of his accounts as he may designate, to another qualified plan. An Employee shall be fully vested in his Rollover Account at all times, and such Account shall be excluded from the vesting provisions of Sections 6.3 and 6.4 of the Plan for all purposes.


4.             MEMBER'S ACCOUNTS


         4.1.  Allocation of Employer Contributions.

         The Employer Contributions for any Plan Year shall be allocated proportionately among the Members as of the last day of such Plan Year in the following manner:

         (a) Each Member shall be credited with the amount of his Compensation.

         (b) The amount of each Member's share of Employer Contributions for each Plan Year shall be separately determined by dividing the amount of the Employer's Contribution, if any, for that Plan Year by the aggregate amount of Compensation paid to all Members of such Employer who are entitled to share in such Contributions, respectively, and multiplying the quotient by the amount of such Member's Compensation.

         (c) If a Member ceases to be employed by an Employer during a Plan Year and receives Compensation attributable to such Plan Year in the next Plan Year, such Member shall not receive an allocation of any Employer Contributions in the next Plan Year. However, if a Member ceases to be employed by an Employer during a Plan Year and receives Compensation within such Plan Year, but after termination from employment, Employer Contributions shall be allocated to such employment, Employer Contributions shall be allocated to such Member provided that the requirements of Section 1.35 are satisfied.

         4.2.  Allocation of Income, Gains and Losses.

         On each Valuation Date the Trustee (prior to the allocation of the Employer's Contributions and Forfeitures) shall make a reevaluation of all the Trust Fund assets to reflect the effect of the trust income collected and accrued, realized and unrealized gains and losses, trust expenses and all other Trust transactions which occurred since the previous Valuation Date.

         (a) The valuation of Trust Fund assets for all purposes of this Plan shall be determined as follows: stocks and mutual fund shares listed on a registered stock exchange shall be valued at the last trade price on the Valuation Date, and stock traded on a regular over-the-counter market shall be valued at its last bid price on the Valuation Date or, in either case, if the Valuation Date falls on a weekend or holiday, the last day prior to the weekend or holiday on which securities were regularly traded. If no sale has been reported that day, the mean between the closing bid and asked prices shall be used. The value of any stocks or mutual funds which are unlisted and not regularly traded shall be determined as nearly as may be practicable by using any published quotation in common usage, or, in the discretion of the Trustee, quotations by a reputable broker knowledgeable about such securities. Commercial paper and bonds shall be valued at fair market value. Mortgages acquired prior to January 1, 1973, shall be valued at their unpaid balances less unamortized purchase discount; all other mortgages shall be valued at fair market value.

         (b) Subject to the limitations in Sections 4.2(c) and (d) and except as provided in the last sentence of this paragraph, the net asset value of the Trust Fund shall be determined as of each Valuation Date in accordance with
Section 4.2(a) above and the terms of the Trust Agreement. The gain or loss in the net asset value of the Trust Fund since the preceding Valuation Date shall be allocated among the Accounts of all Members in the ratio that the Account of each Member as of the immediately preceding Valuation Date bears to the Accounts of all other Members as of such Valuation Date. Loan fees, annual maintenance fees and check fees shall be charged to the specific account to which they relate.

         (c) The Account of any Member who has died, retired or became totally disabled since the last Valuation Date shall become fully vested and shall be paid in accordance with the applicable provisions of Article 6. Such Member's Account shall also be paid its share of the Employer Contributions and applicable Forfeitures for the Plan Year.

         (d) Effective as of October 1, 1993, for any Member who has funds in the NVR Stock Fund pursuant to Section 4.10, such NVR Stock Fund shall be separately accounted for and shall not share in the income, gains and losses of the Trust fund assets as provided in Section 4.2(b), but shall be credited or debited, as the case may be, with the income, gains, losses and expenses attributable to the amounts held in the NVR Stock Fund pursuant to Section 4.10 since the last Valuation Date, allocated among the accounts of all Members with amounts in the Funds, including Members who died, were discharged, resigned, retired or became disabled since the last Valuation Date, in the proportion in at the amount of such Member's interest in the NVR Stock Fund bears to the aggregate interests of all Members' interests in the NVR Stock Fund since the last Valuation Date. Expenses of the NVR Stock Fund shall be charged against the assets in the NVR Stock Fund.

         4.3.  Allocation of Forfeitures.

         At the end of each Plan Year and following the adjustments for which provision is made in Section 4.2, the Forfeiture attributable to any terminated Member shall be allocated among the Accounts of all remaining Members employed by all Employers, in the proportion which the total Employer Contributions, if any, received by each such remaining Member bears to the total of all Employer Contributions for the Plan Year with respect to the remaining Members. If there is no Employer Contribution in a Plan Year, Forfeitures shall be allocated in the same manner as Employer Contributions. If a Member ceases to be employed by an Employer during a Plan Year and receives Compensation attributable to such Plan Year in the next Plan Year, such Member shall not receive an allocation of any Forfeitures in the next Plan Year. However, if a Member ceases to be employed by an Employer during a Plan Year and receives Compensation within such Plan Year, but after termination from employment, Forfeitures shall be allocated to such Member provided the requirements of Section 1.35 are satisfied.

         4.4.  Reinstatement of Forfeiture.

         If the terminated Member is reemployed by an Employer before five (5) consecutive One-Year Breaks in Service occur, and if the Member repays (within two (2) years after his reemployment or within five (5) years after the distribution, if later) the amount of the distribution, if any, he received from his Noncontributory Account and Matching Contribution Account upon his previous termination of employment, the repaid amount and an amount required to reinstate his Forfeiture shall become the new balance in his Account upon his requalification as a Member. The amount required to reinstate a reemployed Member's Forfeiture under the preceding sentence shall be credited to his Account as of the end of the Plan Year in which he is reemployed and shall be paid from the amounts forfeited by other Members during that year before the reallocation of Forfeitures provided under Section 4.3.

           4.5.      Optional Member Directed Accounts.

           A Member who is (i) fully vested, or (ii) not fully vested but has an Account of $10,000 or more, may elect to have all or any portion of his Account, transferred to a Member Directed Account. Any Member may elect to have all or any portion of his Voluntary Salary Deferment Contribution Account, Matching Contribution Account, Qualified Matching Contribution Account and Nondeductible Voluntary Contribution Account transferred to a Member Directed Account. Any Member Directed Account thus established and any directed amounts established pursuant to Sections 5.10, 6.1 and 6.3 shall be collectively invested at the direction of an eligible Member in such investment funds as are selected by the Committee. The Committee shall provide to Members with directed accounts a description of the funds available to such Members for investment. The funds available to Members for investment may vary from time to time. Rules regulating a Member's ability to transfer from a Member Directed Account to a non-Member Directed Account and to retransfer to a Member Directed Account shall be established from time to time by the Committee. The Committee shall notify all eligible Members of the prevailing rules in writing. To the extent a Member has elected to establish a Member Directed Account, the Committee, Investment Manager and Trustee shall not have responsibility for the investment fund elections made by the Member.


           4.6.      Voluntary Contribution Account.

           Voluntary contributions from Members were permitted prior to December 31, 1972, but have not been permitted since that date. Effective April 1, 1994, Eligible Employees are permitted to make Nondeductible Voluntary Contributions under Section 4.11. Voluntary contributions are accounted for separately from the Member's interest in the Employer's Contributions, but they are entitled to their proportionate share of the income and gains and liable for their proportionate share of the expenses and losses of the Trust Fund. Any Member may elect to withdraw the entire amount of his Voluntary Contribution Account as of the end of the calendar quarter in which such withdrawal is requested, which amount shall be paid within a period of sixty (60) days from the end of such quarter or as soon as practicable thereafter; provided, however, that upon special written request of the Member, the Committee shall instruct the Trustee to immediately advance to the Member, as part of such withdrawal, fifty percent (50%) of such Member's Voluntary Contribution Account as of the end of the preceding calendar quarter.


           4.7.      Voluntary Salary Deferment Contribution Account.

           Voluntary Salary Deferment Contributions are accounted for separately from the Member's other Accounts, but they shall be credited or debited with their proportionate share of the income, gains, losses and expenses of the Trust Fund, as provided in the applicable subsection of Section 4.2. Withdrawals from a Member's Voluntary Salary Deferment Contribution Account are permitted only as provided in Section 5.6.


           4.8.      General Limitation on Additions to Accounts.

           (a) Notwithstanding any other provision of this Plan, the total of the "annual addition," as hereinafter defined, to a Member's Account for any Plan Year shall not exceed the lesser of:

               (1) thirty thousand dollars ($30,000) (or, if greater, 1/4 of the dollar limit in effect under Code Section 415(b)(1)(A)).

               (2) 25% of the Covered Compensation of such Member for that Plan Year.

           (b) The term "annual addition" to a Member's Account for any limitation year, as hereinafter defined, shall mean the sum of:

               (1) such Member's allocable share of the Employer Contribution for the Plan Year ending within such limitation year;

               (2) the amount of such Member's Voluntary Salary Deferment Contributions, Matching Contributions, Qualified Matching Contributions, and Nondeductible Voluntary Contributions for the Plan Year ending within such limitation year;

               (3) such Member's allocable share of Forfeitures for the Plan Year ending within such limitation year;

               (4) any amount described in Code Section 419A(d)(2) for the Plan Year ending within such limitation year; and

               (5) any amount described in Code Section 415(l)(1) for the Plan Year ending within such limitation year.

           (c) In the event the Employer also maintains a defined benefit plan in addition to this Plan, the limitation for any Eligible Employee shall be in accordance with Code Section 415(e). In the case where any Eligible Employee's Account may exceed these limitations of Code Section 415(e) for a given year, the contributions will be reduced in this Plan in the same manner as described in subsection 4.8(d) below.

           (d) In the event that the limitation imposed by this Section 4.8 is exceeded, the Nondeductible Voluntary Contributions, if any, and Voluntary Salary Deferment Contributions, if any, made by the Member shall be returned to him (in their respective order) to the extent necessary to reduce such excess adjusted for any income, gains or losses allocable to such amount. If an excess still exists, the Employer Contributions allocated to the Member shall be reallocated among the Accounts of the other Active Members as a Forfeiture for the year to the extent necessary to reduce such excess, subject to the limitations of Section 4.8(a). If an excess still exists, any Employer Contributions shall be held in a suspense account until reallocated pursuant to
Section 3.1 in the next Plan Year in which reallocation will not violate the limitations of Section 4.8(a).

           (e) For the purposes of this subsection, "limitation year" shall mean the twelve-month period specified as the Plan Year.


           4.9.      Distribution of Voluntary Contribution Account.

           At the Member's retirement, discharge, resignation, death or termination of service for other reasons, he may elect to receive the amount of his Voluntary Contribution Account in cash, or, with the approval of the Committee, he may agree to have such amount coupled with his vested interest in his Noncontributory Account and disbursed as provided in Article VI hereof.


           4.10.     NVR Stock Fund.

           (a) Effective as of October 1, 1993, the Employers may from time to time make contributions to the Trust Fund in the form of NVR, Inc. securities (or other securities of an Employer which is an Affiliated Company). All such securities shall constitute "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA. In such case, the contribution of Employer securities shall be held in a separate fund, to be known as the NVR Stock Fund.

           (b) The assets in the NVR Stock Fund shall be invested in NVR, Inc. securities (or other securities of an Employer which is an Affiliated Company) which shall constitute "qualifying employer securities" within the meaning of
Section 407(d)(5) of ERISA.

           (c) Amounts in the NVR Stock Fund shall not share in the allocation of income, gains, losses and expenses under Section 4.2(b) but shall be credited or debited, as the case may be, with income, gains, losses and expenses as provided in Section 4.2(d).

           (d) Notwithstanding any other provisions of the Plan, amounts in the NVR Stock Fund may not be (i) withdrawn as a hardship withdrawal under Section
6.8 or (ii) borrowed against under the Plan's loan provisions in Article VII.

           (e) Notwithstanding any other provision of the Plan, in no case shall amounts in the NVR Stock Fund be distributed in kind to Members. Upon a distributable event, the Committee shall direct the sale of the interest of the Member in the NVR Stock Fund, subject to compliance with applicable Federal securities laws. The Employer securities in the NVR Stock Fund may be sold to any person, including any of the Employers, provided that if a sale is made to any person who is a party in interest (as defined in Section 4(14) of ERISA), such sale (i) will be made at a price not less than fair market value and in accordance with Section 408(e)(1) of ERISA and (ii) no commission will be charged to the Plan, directly or indirectly, on any such sale. All sales proceeds of Employer securities will be credited to the accounts of Members on whose behalf such sales were made and the proceeds shall be distributed to the Member, as soon as practicable following the sale and as otherwise provided in
Article VI of the Plan.


           4.11.     Nondeductible Voluntary Contributions.

           Effective as of April 1, 1994, an Eligible Employee (as defined in
Section 5.1) may elect, by filing the form required by the Human Resources Department, to make Nondeductible Voluntary Contributions to the Plan in each Plan Year during which he is an Eligible Employee in any whole percentage between one percent (1%) and thirteen percent (13%) of his Compensation, or dollar amount not exceeding thirteen percent (13%) of Compensation, for that Plan Year, subject to the limitations under Sections 4.8, 5.2 and 5.20 of the Plan. An Eligible Employee may increase, decrease, discontinue or reactivate such contributions at any time by filing the form required by the Human Resources Department. All changes shall be effective as soon as recorded by the Human Resources Department. Unless modified, Nondeductible Voluntary Contributions shall be withheld at the same rate as long as an Eligible Employee is employed by any of the participating Employers. Eligible Employees who reach the maximum amount permitted in any Plan Year will cease having amounts withheld for the balance of that Plan Year, but withholding will be made at the same rate commencing with the first pay period in the following year. Nondeductible Voluntary Contributions made on behalf of Eligible Employees shall be collected by the Employer through regular payroll deductions made pursuant to the Eligible Employee's salary reduction agreement, all in accordance with the uniform rules which may be adopted by the Committee from time to time. All Nondeductible Voluntary Contributions shall be fully vested at all times.

           If an Eligible Employee ceases to be employed by an Employer during a Plan Year and receives Compensation attributable to such Plan Year in the next Plan Year, Nondeductible Voluntary Contributions will not be made from such amounts in the next Plan Year. However, if an Eligible Employee ceases to be employed by an Employer during a Plan Year and receives Compensation within such Plan Year but after termination from employment, Nondeductible Voluntary Contributions will continue to be withheld for such Eligible Employee pursuant to the Eligible Employee's current election, subject to change by the Eligible Employee.


5.         VOLUNTARY SALARY DEFERMENT CONTRIBUTIONS


           5.1.      Eligibility to Make Voluntary Salary Deferment
Contributions.

           An Employee who has (i) completed one Year of Service; and (ii) attained the age 21 shall become an Eligible Employee.

           5.2.      Amount of Voluntary Salary Deferment Contributions.

           This Section 5.2 is restated in its entirety effective as of July 1, 1994. An Eligible Employee may elect, by filing the form required by the Human Resource Department, to make Voluntary Salary Deferment Contributions equal to the lesser of: (1) $7,000 (as adjusted by Code Section 402(g)(5)); or (2) any whole percentage between one percent (1%) and thirteen percent (13%) of Compensation, or dollar amount not exceeding thirteen percent (13%) of Compensation. In addition, both Voluntary Salary Deferment Contributions and Nondeductible Voluntary Contributions (as provided under Section 4.11) are limited to a total maximum contribution of thirteen percent (13%) of Compensation. An Eligible Employee may increase, decrease, discontinue or reactivate such contributions at any time by filing the form required by the Human Resources Department. All changes shall be effective as soon as recorded by the Human Resources Department. Unless modified, contributions shall be withheld at the same rate as long as an Eligible Employee is employed by any of the participating Employers.

           If an Eligible Employee ceases to be employed by an Employer during a Plan Year and receives Compensation attributable to such Plan Year in the next Plan Year, Voluntary Salary Deferment Contributions will not be made from such amounts in the next Plan Year. However, if an Eligible Employee ceases to be employed by an Employer during a Plan year and receives Compensation within such Plan Year but after termination from employment, Voluntary Salary Deferment Contributions will continue to be withheld for such Eligible Employee pursuant to the Eligible Employee's current election, subject to change by the Eligible Employee. Eligible Employees who reach the maximum amount permitted in any Plan Year will cease having amounts withheld for the balance of that Plan Year, but withholding will be made at the same rate commencing with the first pay period in the following year.


           5.3.      Payroll Deductions.

           The Voluntary Salary Deferment Contributions made on behalf of Eligible Employees shall be collected by the Employer through regular payroll deductions made pursuant to the Member's salary reduction agreement, all in accordance with the uniform rules which may be adopted by the Committee from time to time. All such contributions shall be paid monthly to the Trustee by the Employer and shall be credited to the Eligible Employee's Voluntary Salary Deferment Contribution Account.


           5.4.      Vesting of Voluntary Contributions.

           The interest of each Member in his Voluntary Salary Deferment Contribution Account at any Valuation Date shall be its value, determined as of that Valuation Date, plus, if the Member is an Eligible Employee, any amounts contributed by such Eligible Employee before that Valuation Date and received by the Trustee after such Valuation Date. This entire interest shall be fully vested at all times and shall not be subject to Forfeiture for any reason.


           5.5.      Allocation of Income.

           As of each Valuation Date, the credit balance in the Voluntary Salary Deferment Contribution Account of each Member who has such an Account will be adjusted to reflect the earnings and appreciation or depreciation of the assets attributable to such Account pursuant to Section 4.2.


           5.6. In-Service Distributions of Voluntary Salary Deferment Contributions.

           Upon the written application of a Member, the Committee may authorize the Trustee to make a hardship distribution to such Member, at any time. For purposes of this Plan, a "hardship" shall be an immediate and heavy financial need which cannot be reasonably satisfied from other resources of the Member. To ensure that the Plan operates in a uniform and nondiscriminatory manner, an immediate and heavy financial need will only be recognized if the event triggering the Member's request for hardship withdrawal is described in subsection 5.6(a). Distributions under this Section shall be limited to the lesser of (i) the amount needed to satisfy the hardship, or (ii) the amount credited to the Member's Voluntary Salary Deferment Contribution Account. However, such amount shall not include any earnings credited to Voluntary Salary Deferment Contributions after December 31, 1988.

           (a) Events Which Are Deemed to Constitute a Financial Hardship. For
               ----------------------------------------------------------
purposes of this Section, the following events will be deemed to constitute an immediate and heavy financial need:

               (i) expenses incurred or are necessary for medical treatment (as that term is defined in Code Section 213(d)) by a Member, Member's spouse or dependent of the Member;

               (ii) tuition and related educational fees for post-secondary education of a Member, Member's spouse or dependent, but limited to the next twelve months;

               (iii) purchase (excluding mortgage payments) of a Member's principal residence; or

               (iv) distributions necessary to prevent the Member from being either evicted from his principal residence or having the mortgage on it foreclosed.

           After the Committee has determined that a hardship exists, it must determine whether other financial resources of the Member are reasonably available before granting a hardship distribution.

           (b) Circumstances Which Illustrate a Lack of Alternative Resources.
               --------------------------------------------------------------
For purposes of this Section, a Member will be deemed to lack alternative resources if, on a form supplied by the Committee, the Member represents that:

               (i) the hardship distribution does not exceed the amount reasonably required to meet the financial need created by the hardship. An amount distributed on account of a hardship may include any amount necessary to pay federal, state or local income taxes or penalties resulting from such distribution;
               (ii) the Member has exhausted all other in-Service distributions from the Plan or any other plan maintained by the Employer, and is precluded from receiving any further loans from the Plan because of the limits set forth in Code Section 72(p);

               (iii) the need cannot be satisfied through reimbursement or compensation by insurance or otherwise; and (iv) the reasonable liquidation of the Member's assets to satisfy such need would create additional financial burdens.

           The Committee shall inform a Member who requests a hardship distribution prior to age 59 1/2 that such distribution will be subject to a 10% early distribution penalty unless it is used to pay certain medical expenses deductible under Code Section 213.


           5.7.      Treatment as Employer Contributions.

           Notwithstanding anything herein to the contrary, Voluntary Salary Deferment Contributions shall be considered Employer Contributions for tax purposes and not "employee contributions" within the meaning of Code Section 414(h).


           5.8.      Loans.

           A Member may borrow against his Voluntary Salary Deferment Contribution Account subject to the loan restrictions set forth in Article 7.

           5.9.      Return of Voluntary Salary Deferment Contributions.

           All Voluntary Salary Deferment Contributions are expressly conditioned on such contributions being deductible under Code Section 404. If any Voluntary Salary Deferment Contribution could cause such contribution and/or other Voluntary Contributions to fail to meet the "actual deferral percentage test" or to be nondeductible, the Voluntary Salary Deferment Contributions causing such failure or nondeductibility, as the case may be, shall not be contributed to the Plan, or if already contributed shall be immediately distributed from the Plan to the Employee. The Committee shall have the right to adopt uniform rules which will set forth the methods to be used to insure compliance with the "actual deferral percentage test." The "actual deferral percentage test" is satisfied if either:

                     (i) The Actual Deferral Percentage ("ADP") for Highly Compensated Eligible Employees for the Plan Year shall not exceed the ADP for Non-highly Compensated Eligible Employees for the same Plan Year by 1.25; or

                     (ii) The ADP for Highly Compensated Eligible Employees for the Plan Year shall not exceed the ADP for Non-highly Eligible Compensated Employees for the same Plan Year multiplied by two (2), provided that the ADP for Highly Compensated Eligible Employees does not exceed the ADP for Non-highly Compensated Eligible Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any highly Compensated Employee.


           5.10.     Special Rules Regarding the Actual Deferral Percentage
Test.

           (a) The Actual Deferral Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Voluntary Salary Deferment Contributions allocated to his or her accounts under two or more cash or deferred arrangements (described in Code Section 401(k)) that are maintained by an Employer shall be determined as if the total of such Voluntary Salary Deferment Contributions were attributable to a single arrangement.

           (b) For purposes of determining the Actual Deferral Percentage of a Member who is a Highly Compensated Employee and either a Five Percent Owner or one of the ten most Highly Compensated Employees the Voluntary Salary Deferment Contributions and Compensation of such Member shall include the Voluntary Salary Deferment Contributions and Compensation for the Plan Year of Family Members. Family Members shall be disregarded as separate employees for purposes of determining the Actual Deferral Percentage for both Members who are Non-highly Compensated Employees and for Members who are Highly Compensated Employees. In this situation, the Member and his or her Family Member shall be treated as a single Highly Compensated Employee without regard to whether the Family Member is also a Highly Compensated Employee.

           (c) In the event that this Plan satisfies the requirements of Code Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan.

           (d) The determination and treatment of the Voluntary Salary Deferment Contributions and actual deferral percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.


           5.11.     Investment of Voluntary Salary Deferment Contributions.

           A Member's Voluntary Salary Deferment Contribution Account shall be invested by the Trustee in the same manner as Employer Contributions; however, each Member shall have the right to cause his Voluntary Salary Deferment Contribution Account to be invested in a Member Directed Account pursuant to
Section 4.5 in accordance with the rules prescribed thereunder by the Committee from time to time.

           5.12.     Limitation on Voluntary Salary Deferment Contributions.

           An Eligible Employee's Voluntary Salary Deferment Contributions may not exceed $7,000 (as adjusted). This annual limit applies to the Eligible Employee on the basis of his or her taxable year.


           5.13.     Distribution of Excess Deferrals.

           If any Eligible Employee exceeds the $7,000 limit (as adjusted) the following rules will apply:

                     (i) Not later than March 1st of the following year, he or she may allocate the amount of Excess Deferrals among the plans under which the deferrals were made and may notify each such plan of the portion allocated to it;

                     (ii) Not later than the following April 15th, each such plan may distribute to the Eligible Employee the Excess Deferrals allocated to it, together with any income allocable to that amount; and

                     (iii) A distribution of Excess Deferrals (and the income thereon) in accordance with the preceding clause may be made without regard to any other provision of law precluding distributions.

           If Excess Deferrals are distributed, the amount of such Excess Deferrals shall be reduced by the amount of any Excess Contributions previously distributed for the taxable year ending in the same Plan Year.


           5.14.     Taxation of Excess Deferrals.

           An Excess Deferral is includible in the Eligible Employee's gross income in the year of deferral.


           5.15.     Taxation of Distribution of Excess Deferral.

           The following rules will apply with respect to the amount of the Voluntary Salary Deferment Contribution in excess of the $7,000 limit (as adjusted):

                     (i) If the amount in excess of the $7,000 limit (plus earnings thereon) is not distributed in the taxable year in which the Deferment Contribution was made, the Excess Deferral will not be treated as part of the
                                                ---
Eligible Employee's investment for Code Section 72 purposes.

                     (ii) If the Excess Deferral (plus earnings thereon) is distributed by April 15th of the following year, the distribution is includible in the Eligible Employee's gross income in the year of deferral but is not
                                                                       ---
included in the Eligible Employee's gross income for the year in which it is distributed and is not subject to the additional 10% income tax on early distributions.

                     (iii) If the Excess Deferral (plus earnings thereon), is not distributed before April 15th of the following year, the excess will be
                                                                    ---- --
included in the Eligible Employee's taxable income in the year it is distributed (as well as for the year in which the Voluntary Salary Deferment Contribution was made) and will be subject to the 10% penalty on early distributions. In addition, the Excess Deferral will be taken into account in applying the Code
Section 401(k) nondiscrimination test. This amount cannot be recharacterized as a Voluntary Contribution.


           5.16.     Avoidance of Disqualification.

           The Plan will not be disqualified for violating the Actual Deferral Percentage limits for any Plan Year if, before the close of the following Plan
Year:

                     (i) The Excess Contributions for the year (and any earnings thereon) are distributed, or
                                   --

                     (ii) To the extent provided in regulations, the Eligible Employee elects to treat the amount of the Excess Contributions as an amount distributed to the Eligible Employee and then contributed to the Plan by the Eligible Employee.

                     (iii) Any distribution of Excess Contributions (and any earnings thereon) may be made without regard to any other provision of law.


           5.17.     Distribution of Excess Contributions.

           Any Excess Contributions must be distributed to the Highly Compensated Eligible Employees having the highest deferral percentage, reducing the percentage to the extent necessary to satisfy the "Actual Deferral Percentage test" or cause such ratio to equal the deferral percentage of the Highly Compensated Eligible Employee with the next highest ratio. This process is repeated until the Actual Deferral Percentage test is satisfied. If the Highly Compensated Employee's Actual Deferral Percentage was determined under the Family Member aggregation rules, the Highly Compensated Employee's ratio under the Actual Deferral Percentage test will be reduced as described above. The resulting Excess Contributions are allocated among the Family Members in proportion to the Voluntary Salary Deferment Contributions of each Family Member that have been combined.

           The amount of any Excess Contributions to be distributed shall be reduced by the amount of any Excess Deferrals previously distributed for the taxable year ending in the same Plan Year. The 10% early withdrawal penalty under Code Section 72(t) will not be imposed on such distributions.


           5.18.     Excise Tax.

           The Employer is subject to a 10% excise tax on its Excess Contributions unless the Excess Contributions (plus earnings) are distributed within the first 2 1/2 months of the following Plan Year. The amount distributed within the 2 1/2 month period will be included in the Eligible Employee's income as if received in the taxable year in which the deferral was made. If the Excess Contributions (plus earnings) are distributed more than 2 1/2 months after the close of the Plan Year, but before the close of the next Plan Year, the Employer
                        ---
will be subject to the 10% excise tax under Code Section 4979; the distribution
-------
will be included in the Eligible Employee's income in the taxable year of distribution. Failure to distribute Excess Contributions (plus earnings) before the close of the second Plan Year will result in disqualification of the Code
Section 401(k) feature for the Plan Year to which the Excess Contributions relate.


           5.19.     Matching Contributions.

           From time to time, an Employer may declare a program of Matching Contributions in accordance with Section 3.1. The amount of such Matching Contributions shall be calculated by reference to the Eligible Employee's Voluntary Salary Deferment Contributions. If the Employer makes such Matching Contributions in the form of NVR, Inc. securities (or other securities of an Employer which is an Affiliated Company) which shall constitute "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA, pursuant to Section 3.2, such securities shall be held in the NVR, Inc. Stock Fund subject to the terms of Section 4.10.

           (a)       Vesting. Matching Contributions will vest in accordance
                     -------
with Section 6.3 of the Plan. In any event, Matching Contributions shall be 100 percent vested upon attainment of Normal Retirement Age or upon the complete or partial termination of the Plan.

           (b)       Forfeitures. Forfeitures of Matching Contributions other
                     -----------
than Excess Aggregate Contributions shall be made in accordance with the forfeiture provision otherwise applicable to Company Contributions in Section
4.3 of the Plan.

           5.20.     Qualified Matching Contributions.

           The Board of Directors of an Employer may declare that Matching Contributions shall be Qualified Matching Contributions.


           5.21.     Discrimination Test for Matching Contributions.

           The Average Contribution Percentage ("ACP") for Highly Compensated Employees who are Eligible Employees and the ACP for Eligible Employees who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

           (a) The ACP for Highly Compensated Eligible Employees for the Plan Year shall not exceed the ACP for Non-highly Compensated Eligible Employees for the same Plan Year by 1.25; or

           (b) The ACP for Highly Compensated Eligible Employees for the Plan Year shall not exceed the ACP for Non-highly Compensated Eligible Employees for the same Plan Year multiplied by two (2), provided that the ACP for Highly Compensated Eligible Employees does not exceed the ACP for Non-Highly Compensated Eligible Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.


           5.22.     Special Rules Regarding the ACP Test.

           (a) For purposes of this Article 5, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k), that are maintained by an Employer, shall be determined as if the total of such Contribution Percentage Amounts were made under a single plan.

           (b) In the event that this Plan satisfies the requirements of Code
Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan.

           (c) For purposes of determining the Contribution Percentage of an Eligible Employee who is a Highly Compensated Employee, the Contribution Percentage Amounts and Compensation of such Eligible Employee shall include the Contribution Percentage Amounts and Compensation of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Employees who are Non-highly Compensated Employees and for Employees who are Highly Compensated Employees.

           (d) The determination and treatment of the Contribution Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.


           5.23.     Distributions of Excess Aggregate Contributions.

           Notwithstanding any other provision of this Plan, Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of the Plan, or if not forfeitable, distributed no later than the last day of each Plan Year to Eligible Employees to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Eligible Employees who are subject to the Family Member aggregation rules of Code Section 414(g)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than two and one-half (2-

1/2) months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions.

           (a) Determination of Income. Excess Aggregate Contributions shall be
               -----------------------
adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of the income or loss allocable to the Eligible Employee's Matching Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Eligible Employee for the preceding Plan Year and the denominator of which is the sum of the Eligible Employee's Contribution Percentage Amounts on the last day of the preceding Plan Year. The income which would otherwise be allocable to Excess Aggregate Contributions for the period between the end of the Plan Year during which such Excess Aggregate Contributions were made and the date of distribution will not be allocated to such Excess Aggregate Contribution and therefore will not be part of the corrective distribution.

           (b) Maximum Distribution Amount. The Excess Aggregate Contributions
               ---------------------------
to be distributed to an Eligible Employee shall be adjusted for income, and if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of (i) the sum of the Eligible Employee's Matching Contribution Account and Nondeductible Voluntary Contribution Account under the Plan and (ii) the sum of the Eligible Employee's Matching Contributions and Nondeductible Voluntary Contributions for the Plan Year.

           (c) Accounting for Excess Aggregate Contributions. Excess Aggregate
               ---------------------------------------------
Contributions shall be distributed from the Eligible Employee's Nondeductible Voluntary Contribution and Matching Contribution Accounts (in their respective order) and forfeited, if forfeitable under the terms of the Plan (or, if not forfeitable, distributed) from the Eligible Employee's Account in proportion to the Eligible Employee's Voluntary Salary Deferment Contribution for the Plan Year.

           (d) Allocation of Forfeitures. Amounts forfeited by Highly
               -------------------------
Compensated Employees under this Article V shall be treated as annual additions under Section 4.8 of this Plan and shall be either:

               (i)   Applied to reduce Employer Contributions, if any; or
               (ii) Allocated, after all other Forfeitures under the Plan, and subject to Section 5.22(d)(iii) of this Plan, to the same Eligible Employees and in the same manner as such other Forfeitures of Employer Contributions are allocated to other Eligible Employees under the Plan.
               (iii) Notwithstanding the foregoing, no Forfeitures arising under this Section 5.22 shall be allocated to the Account of any Highly Compensated Employee.


6.         DISTRIBUTION OF BENEFITS


           6.1.      Retirement; Form of Benefits.

           A Member shall be entitled to retire on his Retirement Date or Early Retirement Date. If a Member continues in the active service of an Employer beyond his Retirement Date, he shall continue as a Member of the Plan. Notwithstanding continued employment and participation hereunder, an Employee who has attained his Retirement Date shall be fully vested in any and all amounts credited to his Account and may retire as of the end of any calendar quarter thereafter at his own request. Upon normal, late, or disability retirement, the entire amount in the Member's Account and in the case of retirement on his Early Retirement Date, the amount vested in accordance with
Section 6.3, shall be vested and paid to him by whichever of the following methods is selected by him or his beneficiary:

           (a) Payment in a lump-sum within sixty (60) days after the end of the calendar quarter in which he retired, or as soon thereafter as practicable; or

           (b) Payment in ten (10) or fewer approximately equal annual installments, the first installment being due and payable within sixty (60) days after the end of the calendar quarter in which he retired, or as soon thereafter as practicable; and subsequent annual payments within sixty (60) days after such date in each year thereafter, or as soon thereafter as practicable, until the balance has been fully paid, with any deferred balance being held in a Member Directed Account pursuant to Section 4.5; provided, however, that the period of distribution shall not exceed the life expectancy of the Member, or the joint life expectancy of the Member and his spouse unless such Member has made an effective election of a longer period of distribution prior to January 1, 1984.

           (c) Notwithstanding any other provision of this Article 6, except the limitations on the period of distribution to a Member or a Beneficiary under subparagraph (b) above and Section 6.5 which shall apply to this subparagraph, a Member who is fully vested and is entitled to a distribution of benefits may, by written notice to the Committee, elect to have the distribution of all or a specified portion of his benefits deferred; provided, however, that distribution shall commence not later than April 1 of the year following the year in which the Member attains the age of seventy and a half (70-1/2) or dies, whichever is earlier, and shall be completed within ten (10) years of such date. The period of distribution of such deferred benefits shall in no event exceed the limitations in Sections 6.1 or 6.5. The portion of such Member's Account which is deferred shall be held in a Member Directed Account pursuant to Section 4.5; provided that the Member's interest in the NVR Stock Fund, if any, shall be transferred to a Member Directed Account under Section 4.5 and invested at the Member's discretion, unless the Member specifically directs that his interest be held in the NVR Stock Fund. If a Member who has elected to defer receipt of a distribution does not direct his Account pursuant to Section 4.5, or cannot be located, his Account shall be invested 100% in such fund as in the discretion of the Committee best preserves the Account balance with the least amount of risk. A Member who has elected to defer receipt of all or a portion of his Account may, by written notice to the Committee, withdraw all or any portion of the income or principal of his Account not more frequently than annually; the Trustee's charge for making each such distribution shall be deducted from the distribution.

           (d) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.1 and effective as of January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution in excess of $200.00 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                     (i)       Notice.

           As provided in Code Section 402(f), the Committee is required to provide a Distributee with a Notice of the Direct Rollover Option within a reasonable period of time prior to an Eligible Rollover Distribution. The Internal Revenue Service ("IRS") has interpreted this reasonable period of time to be thirty (30) days prior to an Eligible Rollover Distribution. As permitted under applicable IRS procedures, a Distributee may elect to waive the thirty
(30) day prior notice provision, provided that:

                     (1) The Committee clearly informs the Distributee that he/she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to elect an Eligible Rollover Distribution (or another distribution option); and

                     (2) The Distributee, after receiving the Notice, affirmatively elects a distribution.

                     (ii)      Definitions.

                     (1) Eligible Rollover Distribution: an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                     (2) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                     (3) Distributee: A Distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

                     (4) Direct Rollover: A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.


           6.2.      Disability Retirement.

           Any Member shall be deemed to have retired from service, and shall accordingly be entitled to his fully vested Account at the end of any calendar quarter in which in the opinion of a doctor selected by the Committee (which opinion shall be conclusive for purposes of this Plan) he has become totally and permanently disabled. Such Member shall be entitled to share in the Employer Contribution and Forfeitures for that Plan Year.


           6.3.      Vesting.

           In case of the discharge or resignation of a Member prior to his Retirement Date, the Member's benefits in his Noncontributory Account and Matching Contribution Account shall be limited to his vested equity. A Member's vested equity shall be determined based on his number of full Years of Service as follows:

                    Full
                    Years of                       Vested
                    Service                        Percentage
                    -------                        ----------
                    less than 3                         0%
                    3                                  20%
                    4                                  40%
                    5                                  60%
                    6                                  80%
                    7                                 100%

           The value of the Account shall be determined at the end of the calendar quarter in which his discharge or resignation occurs. Upon such termination of employment, if the Member's vested equity in his Noncontributory Account and Matching Contribution Account exceeds $3,500 and if the Member does not agree to a lump-sum payment of such Account, the amount of such vested equity shall be transferred to a Member Directed Account pursuant to Section 4.5, with payment commencing within sixty (60) days, or as soon as practicable thereafter, after the end of the calendar quarter in which he attains the age of sixty (60) years or dies, if earlier. If such Member's vested equity in his Noncontributory Account and Matching Contribution Account is $3,500 or less, such amount shall be paid to him within seventy-five (75) days after the end of the calendar quarter in which his severance occurs, or as soon as practicable thereafter. Notwithstanding the foregoing, the terminating Member may request a lump-sum payment of the entire balance of the Member's vested equity within seventy-five (75) days after the end of the calendar quarter in which his severance occurs or as soon as practicable thereafter, based on asset values at the end of that calendar quarter. For purposes of this Section, if the value of a Member's vested Account is zero, the Member shall be deemed to have received a distribution of such vested Account.


           6.4.      Computation of Years of Service for Vesting Purposes.

           For purposes of determining a Member's vested Account under Section 6.3, all Years of Service with an Employer shall be included. However, if an Employee is reemployed after incurring five (5) or more consecutive One-year Breaks in Service and if such Employee had no vested interest in the Trust Fund prior to his termination: (i) Years of Service credited to the Employee prior to the five (5) or more consecutive One-Year Breaks in Service shall not be included in determining his vested interest in amounts credited to his Account after his reemployment; and (ii) Years of Service credited to the Employee after his reemployment shall not be considered in determining his vested interest in amounts credited to his Account before he incurred five (5) or more consecutive One-Year Breaks in Service

           6.5.      Death Benefits

           If a Member dies while actively employed by an Employer, $10,000 shall be paid immediately as an advance and the entire amount in his Account as of the end of the calendar quarter in which such Member died, as determined in accordance with Section 4.2, less the $10,000 advance shall be paid as a death benefit to the Beneficiary or Beneficiaries named by the Member in the then most recent designation filed with the Committee, or, if no designation of Beneficiary is then in effect, in equal shares to the persons who shall be shown, to the reasonable satisfaction of the Committee, to be within the first of the following five classes of Beneficiaries which shall contain one or more members surviving at the death of the Member: (1) spouse, (2) issue per stirpes,
(3) parents, (4) brothers and sisters, (5) executors or administrators; provided, however, if the entire amount in such Member's Noncontributory Account
--------
as of the calendar quarter in which he died would have been less than $10,000 if no advance had been made, the difference between such entire amount and $10,000 shall be paid by the NVR, Inc. Employee Stock Ownership Plan to the person or persons determined above. If the entire amount in such Member's Noncontributory Account and in the Member's Account in the NVR, Inc. Employee Stock Ownership Plan as of the calendar quarter in which he died would have been less than $10,000 if no advances had been made, the difference between such entire amount and $10,000 shall be paid by the Employer to the Trust Fund by the Employer within ten (10) days after the Employer receives notice of the amount due. If a Member's Beneficiary is his surviving spouse, any death benefit payable under this Plan as a result of such Member's death either before or after retirement shall be paid to his surviving spouse either in a lump-sum or in installments over a period not longer than such surviving spouse's life expectancy as the surviving spouse may elect. Any death benefit payable under this Plan as a result of Member's death before or after retirement shall be paid to any Beneficiary or Beneficiaries other than his surviving spouse either in a lump-sum or in installments over a period not longer than five years as the Beneficiary may elect; provided, however, that if distributions have already commenced to the Member over a period not longer than the life expectancy of the Member, or the joint life expectancy of the Member and his spouse, then the Beneficiary may elect to continue receiving distributions over such period. Notwithstanding any provision in this Section 6.5 to the contrary, benefits may be distributed over a longer period of time to a Member's Beneficiary if such Member elected such distribution period in an effective election made prior to January 1, 1984. Such payments shall commence not later than sixty (60) days after the end of the calendar quarter in which such Member died.


           6.6.      Discharge for Cause.

           Notwithstanding any other provision of this Plan to the contrary, if
(1) an Employer discharges a Member on grounds of dishonesty, including without limitation, theft, embezzlement, solicitation of bribes, kickbacks, or other illegal payments, or usurpation of corporate opportunity, and (2) such discharge occurs before the fifth (5th) anniversary of such Member's original employment date with an Employer, such Member shall forfeit the entire amount of his Noncontributory Account and shall be entitled to no benefits under this Plan other than the return of his own contributions, if any. This Section shall be inapplicable to any vested benefits attributable to Top Heavy Plan status.


           6.7.      Withdrawal of Additional Contribution.

           Any Member who has completed at least three (3) Years of Service shall have the right to withdraw an amount of cash from his Account equal to the product of (i) the amount of Additional Contributions, if any, made by the Employer to such Member's Noncontributory Account for the next preceding Plan Year, multiplied by (ii) such Member's vested percentage, as determined under
Section 6.3, as of the end of the next preceding Plan Year; provided, however, that such withdrawals shall be paid by the Trustee only from those assets in such Member's Noncontributory Account which are vested and have been actually held by the Trustee under the Trust for at least two (2) years. Such Member shall elect such a withdrawal by filing a written notice with the Committee within thirty (30) days following the date of his Employer's announcement of the amount of such Additional Contribution. The withdrawal shall be treated as an advance distribution from such Member's Account and shall be subtracted from such Member's vested equity, determined pursuant to Section 6.3, for all purposes. Such withdrawals will normally be subject to a 10% early withdrawal penalty.


           6.8.      In-Service Distributions of Employer Contributions.

           A Member may make written application to the Committee for distribution of all or a portion of the vested portion of his Noncontributory Account as of the Valuation Date coincident with or immediately preceding the date of application for the distribution, without terminating his employment with the Employer, in such amounts and under such conditions as specified hereunder. The minimum distribution shall be five hundred dollars ($500), and the amount distributed may not be repaid.

           (a) The reasons for the distribution must be to enable the Member to meet unusual or special situations in his financial affairs resulting in immediate and heavy financial needs of the Member. Such situations shall be limited to payment of major uninsured family medical expenses. Any distribution hereunder may not exceed the amount required to meet the immediate financial need, nor may it be less than five hundred dollars ($500).

           (b) In granting or refusing any request for distribution, the Committee shall apply uniform standards consistently, and such discretionary power shall not be applied to discriminate in favor of officers, shareholders, or Highly-Compensated Employees.

           (c) Distributions under this Section 6.8 shall in no way affect the Member's continued participation in this Plan except by the reduction in Account balances caused by such distribution.

           (d) Any amount distributed under this Section 6.8 shall be taken from the Member's Noncontributory Account.

           The Committee shall inform a Member who requests a hardship distribution prior to age 59 1/2 that such distribution will be subject to a 10% early distribution penalty unless it is used to pay certain medical expenses deductible under Code Section 213.


           6.9       Distributions to Alternate Payees.

                     (a) Despite any other Plan provisions to the contrary, the Administrator must comply with the terms of a Qualified Domestic Relations Order, as defined in Section 6.9(b). This Plan specifically permits distribution to an Alternate Payee (as defined in Section 6.9(c)) under a Qualified Domestic Relations Order, prior to the earliest distribution date with respect to a Member and regardless of whether or not the Member has attained the Earliest Retirement Age (as defined in Section 6.9(d)) if:
                     (1) the order specifies distribution at that time or permits an agreement between the Plan and the Alternate Payee to authorize an earlier distribution; and (2) if the present value of the Alternate Payee's benefits under the Plan exceeds $3,500, the order requires the Alternate Payee's consent to any distribution occurring prior to the earliest distribution date with respect to a Member and prior to the Member attaining Earliest Retirement Age. Nothing in this Section 6.9 shall give a Member a right to receive a distribution at any time otherwise not permitted under the Plan, nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan. If the Member whose benefit is subject to a Qualified Domestic Relations Order described in the preceding sentence dies before the date on which the Member attains or would have attained the Earliest Retirement Age, the Alternate Payee is entitled to benefits only if the order requires survivor benefits to be paid. For purposes of the two preceding sentences, the amount to be paid to the Alternate Payee is computed by using the benefit that would be payable to the Member if the Member had retired on the date on which payment is to begin under that order. The payment of early retirement benefits with respect to a Member who has not yet retired is not to be considered to violate the no-increased-benefits provision in this Plan's definition of a Qualified Domestic Relations Order. The Administrator must establish reasonable procedures for determining the qualified status of a Domestic Relations Order (as defined in Section 6.9(e)) and for administering distributions under a Qualified Domestic Relations Order. The Administrator must also promptly notify the Member and each Alternate Payee that it received the order and also notify them of the procedures for determining the order's qualified status. Within a reasonable period (as defined by Treasury regulations) after it receives a Domestic Relations Order, the Administrator must determine whether the order is a Qualified Domestic Relations Order and notify the Member and each Alternate Payee of the determination.

                     (b) "Qualified Domestic Relations Order" refers to a Domestic Relations Order that satisfies the conditions in clauses (i) through (v).

                         (i) The order creates or recognizes the right of an Alternate Payee to receive all or a portion of the benefit payable with respect to the Member under the Plan or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable to the Member under the Plan.

                         (ii) The order clearly specifies: the name and last known mailing address (if available) of the Member and the name and mailing address of each Alternate Payee, unless the Administrator has reason to know the address independently of the order; the amount or percentage to be determined; the number of payments or period to which the order applies; and each plan to which the order applies.

                         (iii) The order does not require the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan.

                         (iv) The order does not require the Plan to provide increased benefits (a Domestic Relations Order does not require the Plan to provide increased benefits if it does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Member would be entitled in the absence of the Domestic Relations Order).

                         (v) The order does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

                     (c) "Alternate Payee" refers to a Member's spouse, former spouse, child, or other dependent who is recognized by a Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to that Member.

                     (d) "Earliest Retirement Age," for purposes of Qualified Domestic Relations Orders and according to section 414(p)(4)(B) of the Code, means the earlier of the date on which the Member is entitled to a distribution under the Plan and the later of the date on which the Member attains age 50 or the earliest date on which the Member could begin receiving benefits under the Plan if the Member separated from service.


7.                   LOANS


           7.1.      Authorization of Loans.

           Upon the written application of any Active Member or Beneficiary who is a Party in Interest as defined in ERISA Section 3(14) (hereinafter referred to as an "Eligible Loan Candidate"), the Committee may authorize the Trustee to make a loan to such Eligible Loan Candidate. The terms of this Article 7 are effective as of October 18, 1989. The terms of the prior Article 7 existing on December 31, 1988 shall apply from January 1, 1989 through October 17, 1989.


           7.2.      Minimum Requirements for Loans.

           To the extent the Committee authorizes loans to Eligible Loan Candidates all such loans shall meet the following requirements and such other terms as the Committee may establish from time to time:

           (a) Principal Amount. The principal amount of a loan to an Eligible
               ----------------
Loan Candidate may not exceed the lesser of: (a) $50,000, reduced by the excess, if any, of the highest outstanding loan balance owed by the Eligible Loan Candidate during the one-year period ending on the day before the date the loan was made, over the outstanding balance of any loan from the Plan to the Eligible Loan Candidate on the date on which such loan was made or (b) 50% of the vested portion of such Eligible Loan Candidate's Account.

           (b) Amount of Loan. The Committee is authorized to adopt rules
               --------------
regarding the portion of the Eligible Loan Candidate's Account that may be loaned to such Eligible Loan Candidate. The Committee's decision shall be conclusive.

           (c) Maximum Term. The term of the loan may not exceed five (5) years
               ------------
unless the loan principal is used to acquire the principal residence of the Eligible Loan Candidate. For purposes of this Article, the determination of whether a dwelling qualifies as a Eligible Loan Candidate's principal residence shall be made at the time of the loan.

           (d) Number of Loans. An Eligible Loan Candidate may have a maximum of
               ---------------
two loans outstanding at any time. Each outstanding loan must be repaid in accordance with its specific amortization schedule. An Eligible Loan Candidate may request a loan under this Article 7 no more frequently than once during any full twelve (12) month period. All loans shall be made as of the first business day of any month; provided, however, that each Eligible Loan Candidate makes a written application for such loan to the Committee prior to the 15th day of the preceding month for which the loan is to be effective.

           (e) Interest Rate. The interest rate shall be the prevailing rate as
               -------------
set from time to time by the Committee.

           (f) Repayment. This Section 7.1(f) is restated in its entirety
               ---------
effective as of January 1, 1994. If the Eligible Loan Candidate is an Active Member, the loan shall be repaid by payroll withholding over its term in level installment payments in each payroll period. As a condition precedent to approval of the loan, the Eligible Loan Candidate shall be required to authorize irrevocably payroll withholding in the amount of each installment. Notwithstanding anything herein to the contrary, no loan amount shall be permitted if the Committee determines pursuant to uniform standards adopted from time to time that the Eligible Loan Candidate does not have the financial capability to repay such loan through payroll withholding or otherwise.

           (g)  Repayment Allocations. Each loan made prior to and after October
                ---------------------
18, 1989 shall be treated as an investment of the Eligible Loan Candidate's Account, rather than an investment of the Trust Fund. Accordingly, the Committee shall deposit loan repayments (principal and interest) by an Eligible Loan Candidate directly into such Eligible Loan Candidate's Account.

           (h)  Collateral. The loan shall be secured by the Eligible Loan
                ----------
Candidate's nonforfeitable interest in his Account equivalent to the principal amount of the loan. The Eligible Loan Candidate shall sign such security agreements or other documents as the Committee may deem appropriate for adequate security.

           (i)  Termination of Employment. This Section 7.2(i) is restated in
                -------------------------
its entirety as of January 1, 1994. The outstanding balance of any loan granted to a Member who, for any reason, terminates his or her employment with the Employer shall continue to be repayable to the Trust together with interest due in accordance with the existing amortization schedule. No Member who has terminated employment (except for a Beneficiary who is a Party in Interest) shall be eligible for any loans, and no Member who has terminated employment with an outstanding balance of any loan shall be eligible for any additional loans, nor to delay payments of any outstanding loans following his or her termination. If a Member with an outstanding loan balance terminates employment with an Employer but continues employment with a nonparticipating Affiliated Company, the loan shall be repaid by the Affiliated Company's payroll withholdings over the loan's term and under the loan amortization schedules previously provided. If such terminated Member then terminates employment from the nonparticipating Affiliated Company, he or she will be required to payoff any existing loan balances in the same manner as other terminated Members. If such a terminated Member is not employed by an Affiliated Company, the Committee will arrange other procedures to assure repayment.

                In the event that any Member terminates employment with the Employer with an outstanding loan that becomes delinquent or in default, the Committee is empowered, to the extent permitted under the Code, to require the Member to accept a partial distribution of his or her Account balances to satisfy the outstanding balance of the loan, plus interest owed to the Trust. When a Member terminates employment with the Employer, has a loan balance, and wishes to take distribution of his or her Account balance, the Committee, to the extent permitted by the Code, shall satisfy the outstanding balance of any loan, plus interest owed to the Trust by the Member before making any distribution under this Plan.

           (j)  Funding of Loans. Each loan issued shall be funded by the
                ----------------
liquidation of the Eligible Loan Candidate's interests in his Account.


8.              PROFIT SHARING COMMITTEE


           8.1. Membership.

           The Company is the Plan administrator and named fiduciary (as defined in ERISA), and is responsible for the general management and administration of the Plan, including all fiduciary decisions relating to the management and administration of the Plan. The Company will act through the Profit Sharing Committee which shall consist of such persons as may be designated from time to time by the Board of Directors of the Company. The Board of Directors of the Company shall have the power to change the membership of the Committee at any time and from time to time hereafter. The Committee at all times shall consist of not fewer than three (3) individuals who must be employees or officers of an Employer. If a Committee member ceases to be an employee or officer of an Employer, the Committee member shall, as of the effective date of termination with such Employer, automatically cease membership on this Committee. Members of the Committee shall not be considered fiduciaries with respect to the Plan. Members of the Committee shall serve without compensation. Any member of the Committee may resign at any time by delivery of a written notice of resignation to the chairman or secretary of the Board of Directors of the Company. Vacancies shall be filled promptly by persons appointed by the Board of Directors of the Company; any vacancy remaining unfilled for a period of forty (40) days may be filled by action of the Chairman of the Board or President of the Company. Members of the Committee shall not independently exercise any discretionary responsibility or authority with respect to the Plan.


           8.2.    Majority Vote.

           The action of the Committee shall be determined by the vote or other affirmative expression of a majority of its members.


           8.3.    Chairman, Secretary, Signature.

           The Board of Directors of the Company shall appoint a chairman and a secretary of the Committee, who shall be members of the Committee, and may designate other positions within the membership of the Committee. The chairman or secretary may execute all documents on behalf of the Committee. Any document so executed shall be conclusive in favor of any party acting in reliance on it.


           8.4.    Regulations, Records.

           The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. The secretary shall keep minutes of the Committee's proceedings and all dates, records, accounts and documents pertaining to the administration of the Plan. No Member or Beneficiary shall have any right to inspect any such records, except that the Committee may, upon request of a Member, make available the record of such Member's Account.


           8.5.    Powers and Duties.

           Other than the administration of the Trust, with which the Trustee shall be charged to the extent provided in the Trust Agreement, the Company shall have complete control of the administration of this Plan, with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Committee, on behalf of the Company, shall have power to interpret this Plan, and any ambiguities arising hereunder, and to determine all questions that may arise hereunder. It shall determine all questions relating to the eligibility of an Employee to participate in this Plan and the amount of benefit to which a Member may become entitled hereunder. All disbursements by the Trustee, except for the ordinary expense of administration of the Trust Fund, shall be made only in accordance with the direction of the Committee as evidenced in writing and signed by the chairman or secretary of the Committee. By way of specification and not in limitation, the Committee is authorized:

           (a) To enact uniform and nondiscriminatory rules and restrictions to carry out the provisions of the Plan;

           (b) To make any finding of fact necessary or appropriate for any purpose under the Plan, including, but not limited to, the determination of eligibility for and the amount of any benefit under the Plan;

           (c) To interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies or omissions by general rule or particular decision;

           (d)     To conduct the day to day administration of the Plan;

           (e) To set uniform policies in order that the Plan may be operated in a nondiscriminatory manner;

           (f)     To evaluate administrative procedures;

           (g) To establish reasonable procedures to determine the qualified status of a domestic relations order as provided in Code Section 414(p) which relates to the Plan, and to administer distributions under such orders;

           (h) To receive and request from the Members and Beneficiaries such information and factual materials as may be necessary for the proper administration of the Plan;

           (i) To compute the amount of benefits payable hereunder to any Member, former Member or Beneficiary;

           (j)     To authorize all disbursements by the Trustee; and

           (k) To give instructions to the Trustee as provided in the Trust Agreement and to the Investment Manager as provided in the agreement with such Investment Manager.

           The decision of the Committee upon all matters within the scope of its authority shall be conclusive and binding on all parties and will not be overturned unless found to be arbitrary and capricious by a court of law.


           8.6.    Direction of Investments.

           The Committee shall designate itself, the Trustee, or a Qualified Investment Manager or Managers to direct the investment of the Trust Fund to the extent provided in the Trust Agreement. Any such designation shall be in writing or confirmed in writing, and may be revoked or modified by the Committee at any time.


           8.7.    Appointment of Agents.

           The Committee may appoint such accountants, counsel, specialists, and other agents as it deems necessary or appropriate in connection with the administration of the Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company. The Committee shall be entitled to rely conclusively upon, and shall be fully protected by the Employers in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any accountants, counsel or other specialist.


           8.8.    Expenses.

           All expenses of the Committee connected with its administration of the Plan, including the reasonable fees, expenses, and charges of any independent contractor, Qualified Investment Manager or agent appointed pursuant to Sections 8.6 or 8.7, shall be paid from the Trust Fund unless otherwise paid by the Employers.


           8.9.    Member Not to Vote on Own Participation.

           A member of the Committee shall not vote on any question relating solely to his own participation in the Plan, although this limitation shall not apply as to any vote that may be taken which may incidentally affect a member of the Committee along with other members. In the event that the remaining members of the Committee are unable to come to a determination of any such question by majority vote thereof, the same shall be determined by the vote of the Chairman of the Board or President of the Company, acting ex officio.


           8.10.   Employers to Furnish Information.

           Upon request of the Committee, the Employers shall furnish such information in their possession as will aid the Committee in the performance of its duties hereunder. The officers and employees of the Employers are hereby authorized and directed to make available to the Committee upon its request such information as the Employers may have.


           8.11.   Indemnification.

           The Employers shall indemnify and save each of the members of the Committee and their duly constituted agents harmless from the effects and consequences of their acts and conduct, except to the extent that such effects and consequences flow from their own willful misconduct.


           8.12.   Claims Procedure.

           (a)     Claim for Benefits. A claim for benefits under the Plan shall
                   ------------------
be filed with the chairman of the Committee. If a claim is wholly or partially denied by the chairman, written notice of such denial shall be sent to the claimant within sixty (60) days after receipt of the claim. Such notice shall contain (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's claims review procedure.

           (b)     Review Procedure. Within ninety (90) days after receipt of a
                   ----------------
written notice of denial, the claimant may file with the chairman of the Committee a written request for review of the chairman's decision. At the time a request for review is filed, the claimant or his duly authorized representative may submit issues and comments in writing and may review any pertinent documents. Within sixty (60) days after receipt of a request for review, the entire Committee shall render a written decision to the claimant, in language calculated to be understood by the claimant, containing the reasons for the decision and specific references to the pertinent plan provisions on which the decision is based.

           (c)     Exhaustion of Remedies. No legal action with respect to a
                   ----------------------
claim for benefits under the Plan shall be instituted unless the claimant shall have first exhausted the claims procedure set forth in this Section 8.12.


9.                 TRUSTEE AND TRUST FUND


           9.1.    Trustee.

           All contributions made pursuant to this Plan shall be paid to the Trustee under the terms of the Trust Agreement, a copy of which is attached hereto.

           9.2.    Trust Fund.

           The Trust Fund shall be administered by the Trustee strictly in accordance with the terms of the Trust Agreement. As provided in the Trust Agreement, the Trustee, at the direction of the Qualified Investment Manager, the Committee or exercising its discretion as directed by the Committee as provided in Section 12.4, may invest in shares of common stock of the Company or any of the Employers which is an Affiliated Company.

           9.3.    Statement of Accounts.

           As soon as is practicable after the end of each Plan Year, the Committee, or the Trustee as its agent, shall prepare and deliver to each Member a statement of his Account in the Trust Fund as of the end of such year. Such statement shall contain such additional information as may be required by law or as may be deemed appropriate by the Committee.


           9.4.    Records.

           The Trustee shall maintain such financial records of the Trust Fund and of the Accounts of each Member as shall reasonably be deemed satisfactory by the Committee. The Committee, or the Trustee as its agent, shall be authorized to retain the Company's accountant or other accountants, in its discretion, and at the expense of the Trust Fund, to establish and keep such financial records, prepare tax returns and provide other accounting services necessary or convenient to the proper performance of the duties of the Committee or the Trustee as its agent.


           9.5.    Expenses and Compensation.

           The expenses incurred by the Trustee in the administration of the Trust Fund, including fees for legal services rendered to the Trustee, such compensation to the Trustee and Qualified Investment Manager as may be agreed upon from time to time, and all other proper charges and expenses of the Trustee, its agents and counsel, shall be paid from the Trust Fund unless otherwise paid by the Employers.


           9.6.    Removal, Resignation, Successors.

           The Trustee may be removed by the Company at any time upon thirty
(30) days' notice in writing to the Trustee. The Trustee may resign at any time upon thirty (30) days' notice in writing to the Company. In either case, the necessity for such notice may be waived by the mutual agreement of the Trustee and the Company. In the event of a vacancy in the office of the Trustee, the Company shall appoint a successor Trustee which, upon acceptance of such appointment, shall have the same powers and duties as those conferred upon the present Trustee; and, upon receipt by the Trustee of the written acceptance of such appointment by the successor Trustee, the Trustee shall, within a reasonable time, assign, transfer, and pay over to such successor Trustee the funds and properties then constituting the Trust Fund. No successor Trustee shall be in any way liable or responsible for anything done or omitted in the administration of the Trust prior to the date it became a Trustee.


10.        AMENDMENT, TERMINATION AND TRANSFER OF ASSETS


           10.1.   Not a Contractual Obligation.

           It is the expectation of each Employer that it will continue this Plan and the payment of Employer contributions hereunder indefinitely; but the continuance of the Plan is not assumed as a contractual obligation of any Employer; and the right is reserved by each Employer to suspend or to discontinue making Employer Contributions hereunder at any time.


           10.2.   Amendment and Termination.

           (a) The Plan, as well as any part thereof, is subject to change by the Company at any time and from time to time, may be terminated at any time by the Company, and any Employer may suspend its liability for contributions for a fixed or indeterminate period; provided, however, that no change may be made in the Plan which shall vest in an Employer directly or indirectly any interest, ownership, or control in any assets of the Trust Fund; and provided further that no change may be made which would divest a Member of any interest then vested in him, except that any rights accrued or vested under this Plan may be adjusted among Members by amendments made in order to secure continued approval of this Plan by the Commissioner of Internal Revenue as a qualified employee benefit plan under the Code. No changes in this Plan shall be effective until approved by the Board of Directors of the Company, or its delegee, and evidenced in writing. No person other than the Board of Directors of the Company, or its delegee, may amend this Plan or any of its provisions.

           (b) In the event of the termination or partial termination of this Plan, the Accounts of all Members shall immediately vest, no new funds shall be contributed by the Employers, and the assets on hand shall be administered and distributed by the Trustee as if all Members then actively employed by the Employers had retired. Notwithstanding anything to the contrary provided in Section 6.3, in the event an Employer suspends Employer Contributions indefinitely, but without terminating this Plan, the Accounts of its Members shall fully vest at the values determined by the Trustee as of the close of the Plan Year in which contributions have been suspended indefinitely, and all adjustments in Members' Accounts thereafter made under the terms of
Section 4.2, with respect to the amount so vested shall similarly fully vest in favor of each Member; but no distribution shall be made of any amount so vested except upon the occurrence of any of the events stipulated in Sections 6.1, 6.2,
6.3 and 6.5, and then only in the manner provided in Article 6. Upon the resumption of contributions by an Employer following any such indefinite suspension, the vesting of all Employer Contributions and Forfeitures thereafter made and of any adjustments made under Section 4.2 shall be governed by the terms of Article VI.


           10.3.   Additional Employers.

           This Plan may be adopted by any corporation or other business entity which is acceptable to the Company, and which shall assume the obligations of the Trust Agreement by executing a proper supplemental agreement with the Company and the Trustee.


           10.4.   Successor Entity.

           In the event that any Employer shall be merged, consolidated or otherwise cease to exist, the liability of such Employer may be assumed by an appropriate written instrument approved by the Board of Directors of any successor to the business of such Employer, or by any other business organization which employs a substantial number of such Employer's employees who are Members of the Plan.


           10.5.   Transfer of Plan Assets.

           In the case of any merger or consolidation with, or transfer of assets or liabilities of this Plan to, any other Plan, each Member and each Beneficiary of a former Member will receive a benefit immediately after the merger, consolidation, or transfer (if either this Plan or the other Plan then terminated) which is equal to or greater than the benefit which he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated).


11.                TOP HEAVY PROVISIONS


           11.1.   Definitions.

           For the purpose of this Article 11, the following definitions shall apply:

           (a)     "Determination Date" means the last day of the preceding Plan
Year.

           (b) "Key Employee" means any Employee or former Employee (and the Beneficiary of any such Employee) who at any time during the Plan Year containing the Determination Date or the four proceeding Plan Years, is or was
(1) an officer of the Company whose annual Compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends, (2) an owner (or considered as owning within the meaning of Code Section 318) of both more than a one-half percent interest and one of the ten (10) largest total interests in the Company and also having annual Compensation greater than the dollar amount set forth in clause (1) of Section 4.8(a) hereof, (3) a Five Percent Owner of the Company, or (4) a One Percent Owner of the Company who received annual Compensation of more than $150,000 from an Affiliated Company. For purposes of determining Five Percent and One Percent Owners, neither the constructive ownership rules of Code Section 318 nor the aggregation rules of Code Sections 414(b), (c) and (m) shall apply.

           For purposes of this definition, no more than the lesser of (1) 50 employees or (2) the greater of (x) ten percent (10%) of the employees of the Affiliated Companies or (y) three (3) such employees shall be treated as officers; provided, however, that in the event that this limitation applies, those individual officers who had the highest one-year compensation during the five (5) years preceding the Determination Date shall be considered as officers. For purposes of clause (2) of this definition, if two Employees have the same interest in the Company, the Employee having the greater annual Compensation shall be treated as having a larger interest. Also, inherited benefits will retain the character of the benefits of the Employee who performed services for the Company. The Committee shall determine which participants are Key Employees in accordance with Code Section 416(i)(1) and the regulation thereunder.

           (c) "Permissive Aggregation Group" means any plan of any Affiliated Company which is not included in the definition of a Required Aggregation Group provided such group continues to meet the requirements of Code
Section 401(a)(4) and Code Section 410.

           (d) "Required Aggregation Group" means (i) each plan of an Affiliated Company in which a Key Employee is a member, and (ii) each other plan of an Affiliated Company which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Code Section 410.

           (e) "Super Top Heavy" has the same meaning as Top Heavy except that 90% is substituted in place of 60%. If the Plan is Super Top Heavy in any Plan Year, it shall also be Top Heavy in such Plan Year.

           (f) "Top Heavy" means the status of the Plan in any Plan Year in which the Top Heavy Ratio as of the Determination Date exceeds 60%. If any Employer maintains another qualified plan, such other plan is required to be taken into account in determining the Top Heavy Ratio only if it is a part of the Required Aggregation Group. If any Employer maintains a qualified plan which is part of the Permissive Aggregation Group, such plan will be taken into account in determining the Top Heavy Ratio of the group of plans at the sole discretion of the Employer.

           (g) "Top Heavy Ratio" means a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, the contributions due to the Accounts of all Key Employees as of the Determination Date, and distributions made to Key Employees during the five-year period immediately preceding the Determination Date; and the denominator of which is the sum of the Determination Date, the contributions due to the Accounts of all Members as of the Determination Date, and distributions made to all Members during the five-year period immediately preceding the Determination Date; provided, however, that for the purpose of this Section 11.1(g), the term Member shall not include a former Key Employee who is no longer a Key Employee at the time to which such calculation relates, or a Beneficiary of such a former Key Employee, and the term distributions shall not include a Rollover Contribution made to another Plan, or a Rollover Contribution accepted before January 1, 1984 from any Plan not maintained by an Affiliated Company. For purposes of this Section 11.1(g), the Account balance of any Member (whether or not a Key Employee) shall not be taken into account if such Member received no Compensation from any Affiliated Company during the one-year period ending on the Determination Date.


           11.2.   Top Heavy Plan Year Vesting.

           Notwithstanding any provision in Section 6.3 to the contrary, if the Plan is Top Heavy during any Plan Year, the following vesting schedule shall apply for such Top Heavy Plan Year: 20% after two (2) full Years of Service; and 20% for each of the next four (4) full Years of Service thereafter. If the Plan is not Top Heavy in a Plan Year subsequent to being a Top Heavy Plan, any vested balance shall remain vested, and any Member with five (5) or more Years of Service shall have the option of remaining under such Top Heavy vesting schedule; a Member shall exercise such option by filing an effective election with the Committee. The period for making such election shall begin on the first day of the Plan Year subsequent to being a Top Heavy Plan and shall end no earlier than the later of sixty (60) days after:

           (a) The first day of the Plan Year subsequent to being a Top Heavy Plan, or

           (b)     The day the Plan Member is issued notice by the Committee.


           11.3.   Top Heavy Plan Year Contribution.

           Notwithstanding any provision in the Plan to the contrary, during each Top Heavy Plan Year, the Employer shall contribute to the Account of each Member who is not a Key Employee during such Top Heavy Plan Year, no less than the lesser of (i) 3% of such Member's Covered Compensation, including as contributions Forfeitures and Voluntary Salary Deferment Contributions; or (ii) the highest percentage of Covered Compensation at which Contributions are made under the Plan for such Plan Year for any Key Employee, including as contributions Forfeitures and Voluntary Salary Deferment Contributions.


12.                MISCELLANEOUS


           12.1.   Prohibition of Alienation and Assignments.

           No benefit nor any funds held under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefits or funds shall in any manner be liable for, or be subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder, nor shall they be subject to attachment or any legal process either legal or equitable, for, or against, such person, except to such extent as may be required by law. Notwithstanding the foregoing, all or any portion of a Member's Noncontributory Account may be pledged to the Trustee as security for a loan made by the Trust to that Member, as provided in Article 7.


           12.2.   No Rights Other Than as Provided.

           Except as provided in Section 12.14, neither the establishment of this Plan, nor any modification thereof, nor the creation of any fund, trust, or Account, nor the payment of any benefits shall be construed as giving any Member or Employee or any person whomsoever, any legal or equitable right against such Employer or the Trustee, unless such right shall be specifically provided for in this Plan or conferred by affirmative action of the Company or an Employer in accordance with the terms and provisions of this Plan; or as giving any Member or Employee the right to be retained in the service of such Employer, and all Members and Employees shall remain subject to discharge to the same extent as if this Plan had never been adopted.

           12.3.   Delegation of Employer Authority.

           Whenever an Employer under the terms of this Plan is permitted or required to do or perform any act or matter or thing it shall be done and performed by any officer thereunto duly authorized by its Board of Directors. Notwithstanding the above, the Board of Directors of Ryan Homes, Inc. (on or after October 1, 1993, NVR, Inc.) shall be vested with exclusive authority regarding the adoption of amendments to the Plan, and the adoption of any amendment shall be binding on any Employer which is a signatory to the Plan.


           12.4.   Allocation of Responsibility.

           The Company and the Employers shall be the "named fiduciaries" of the Plan as required by Section 402(a) of ERISA. The named fiduciaries and other fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or Trust. In general, the Employers shall have the sole responsibility for making the contributions, if any, for which provisions are made under Section 3.1. The Board of Directors of the Company shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee, on behalf of the Company, shall have the sole responsibility to appoint and remove the Qualified Investment Manager and for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement. The Committee, on behalf of the Company, shall have sole responsibility for the investment of any assets which it directs the Trustee to invest pursuant to the Committee's investment direction. The Trustee shall have responsibility for the administration of the Trust to the extent provided in the Trust Agreement and shall have sole responsibility for the investment of the assets held under the Trust with which it is so entrusted by the Committee if the Committee directs the Trustee to use its discretion in investment. The Qualified Investment Manager shall have sole responsibility for the investment of the assets held under the Trust with which it is so entrusted by the Committee, in accordance with investment objectives determined from time to time by the Board of Directors and the Committee. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan or the Trust Agreement and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not, to the extent permitted by law, be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any fiduciary may allocate or delegate fiduciary responsibilities (other than trustee responsibilities) under the Plan or Trust to persons selected with reasonable care to undertake such responsibilities.

           12.5.   Rights of Prior Employees.

           The provisions of this Plan shall apply only to Employees who terminate employment on or after the Effective Date. The rights and benefits, if any, of an Employee whose employment terminated prior to the Effective Date shall be determined in accordance with the prior provisions of the Plan in effect on the date his employment terminated.


           12.6.   Headings.

           The titles to the articles and Sections in this Plan are inserted for convenience of reference only. In case of any conflict, the text, rather than such titles or headings, shall control.

           12.7.   Governing Law.

           To the extent not preempted by ERISA or other federal law, the terms, provisions and effect of this Plan shall be construed, enforced and administered according to the laws of the Commonwealth of Pennsylvania.


           12.8.   Gender and Number.

           Wherever used herein, the singular shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders.


           12.9.   Cy Pres.

           In case it becomes impossible for an Employer, the Committee, or the Trustee to perform any act under this Plan, that act shall be performed which in the judgment of the Committee will most nearly carry out the intent and purpose of this Plan.


           12.10.  Internal Revenue Service Approval.

           This Amended Plan is contingent upon, and subject to, obtaining such approvals of the Internal Revenue Service as may be necessary to establish that the Plan continues to meet the requirements of Section 401(a) and other applicable provisions of the Code and regulations thereunder; and that the Trust is entitled to continued exemption from federal income tax under Section 501(a) and other applicable provisions of the Code and regulations thereunder. Any modification or amendment of the Plan may be made retroactively, if necessary or appropriate to maintain the Plan as a plan and trust meeting the requirements of Sections 401, 404, and 501 or other applicable provisions of the Internal Revenue Code and regulations thereunder, as now in effect or hereafter amended or adopted.

           12.11.  Satisfaction of Claims.

           Any payment to any Member, or to his legal representative or Beneficiary, in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Committee, and the Employer, any of whom may require such Member, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.

           12.12.  Prohibition Against Diversion of Funds.

           At no time shall any of the assets of the Trust revert to or be recoverable by any Employer or be used for or be diverted to purposes other than for the exclusive benefit of Members, former Members, and Beneficiaries except as provided in Section 12.14.

           12.13.  Counterparts.

           This Plan may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

           12.14.  Prohibition Against Reversion of Funds.

           (a) All contributions including Voluntary Salary Deferment Contributions made by an Employer to the Trust shall be irrevocable during the existence of the Trust except that contributions made by an Employer may be returned to such Employer if:

                   (i) the contribution was conditioned on the initial qualification of the Plan or any amendment thereto under Code Section 401, the Plan does not so qualify, and the contribution is returned within one year after the date of denial of initial qualification of the Plan or any amendment thereto; or

                   (ii) the contribution was conditioned on its deductibility under Code Section 404, the deduction is disallowed, the contribution is returned within one year after the disallowance of the deduction, and such return of the contribution satisfies the conditions set forth in Section 12.14(b) below; or

                   (iii) the contribution was made by a mistake of fact, the contribution is returned within one year after the mistaken payment of the contribution, and such return of the contribution satisfies the conditions set forth in Section 12.14(b) below.

           (b) The return of a contribution to an Employer pursuant to clause (2) or clause (3) of Section 12.14 above must satisfy each of the following conditions:

                   (i) the amount of such contribution which may be so returned shall not be greater than the excess of (i) the amount contributed over
(ii) the amount that would have been contributed had there been no mistake in determining the deduction or had there been no mistake of fact, as the case may be;

                   (ii) the amount of such contribution which may be so returned shall not be increased by earnings attributable to the investment or reinvestment of such contribution in the Trust, but shall be reduced by losses attributable to the investment or reinvestment of such contribution in the Trust; and

                   (iii) the return of such contribution shall not reduce the balance in any Member's account to less than the balance which would have been in that account if the returned contribution had not been contributed.


           12.15   Facility of Payment.

           If the Administrator or a Committee receives evidence satisfactory to it that a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment and to give a valid release thereof and that another person or an institution is then maintaining or has custody of such person, and no guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, the Administrator may direct the Trustee to make the payment to that other person or institution, and the release of that other person or institution shall be a valid and complete discharge for such payment.


           12.16   Interpretation.

           It is intended that rules governing eligibility, participation and distributions under this Plan and the NVR, Inc. Employee Stock Option Plan be the same, and the terms of this Plan should be construed to accomplish this intention.